LOAN NO. 3433138

LOAN AGREEMENT
Dated as of January 10, 2017
Between
MVP DETROIT CENTER GARAGE, LLC,
 as Borrower
and
BANK OF AMERICA, N.A.
 as Lender

TABLE OF CONTENTS
Page
ARTICLE 1 DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1.	Definitions
Section 1.2.	Principles of Construction
ARTICLE 2 GENERAL TERMS
Section 2.1.	The Loan
Section 2.2.	Disbursement to Borrower
Section 2.3.	The Note, Mortgage and Loan Documents
Section 2.4.	Interest Rate
Section 2.5.	Loan Payments.
Section 2.6.	Loan Prepayments
Section 2.7.	Defeasance
Section 2.8.	Loan Assignment
ARTICLE 3 CONDITIONS PRECEDENT
Section 3.1.	Conditions Precedent
ARTICLE 4 REPRESENTATIONS AND WARRANTIES
Section 4.1.	Organization
Section 4.2.	Status of Borrower
Section 4.3.	Validity of Documents
Section 4.4.	No Conflicts
Section 4.5.	Litigation
Section 4.6.	Agreements
Section 4.7.	Solvency
Section 4.8.	Full and Accurate Disclosure
Section 4.9.	No Plan Assets
Section 4.10.	Not a Foreign Person
Section 4.11.	Enforceability
Section 4.12.	Business Purposes
Section 4.13.	Compliance
Section 4.14.	Financial Information
Section 4.15.	Condemnation
Section 4.16.	Utilities and Public Access; Parking
Section 4.17.	Separate Lots
Section 4.18.	Assessments
Section 4.19.	Insurance
Section 4.20.	Use of Property
Section 4.21.	Certificate of Occupancy; Licenses
Section 4.22.	Flood Zone
Section 4.23.	Physical Condition
Section 4.24.	Boundaries
Section 4.25.	Leases and Rent Roll
Section 4.26.	Filing and Recording Taxes
Section 4.27.	Management Agreement
Section 4.28.	Illegal Activity
Section 4.29.	Construction Expenses
Section 4.30.	Personal Property
Section 4.31.	Taxes
Section 4.32.	Title
Section 4.33.	Federal Reserve Regulations
Section 4.34.	Investment Company Act
Section 4.35.	Reciprocal Easement Agreements
Section 4.36.	No Change in Facts or Circumstances; Disclosure
Section 4.37.	Intellectual Property
Section 4.38.	Compliance with Prescribed Laws
Section 4.39.	Brokers and Financial Advisors
Section 4.40.	Purchase Agreement
Section 4.41.	Construction and Operating Agreement
Section 4.42.	Survival
ARTICLE 5 BORROWER COVENANTS
Section 5.1.	Existence; Compliance with Requirements
Section 5.2.	Maintenance and Use of Property
Section 5.3.	Waste
Section 5.4.	Taxes and Other Charges
Section 5.5.	Litigation
Section 5.6.	Access to Property
Section 5.7.	Notice of Default
Section 5.8.	Cooperate in Legal Proceedings
Section 5.9.	Performance by Borrower
Section 5.10.	Awards; Insurance Proceeds
Section 5.11.	Financial Reporting
Section 5.12.	Estoppel Statement
Section 5.13.	Leasing Matters
Section 5.14.	Property Management
Section 5.15.	Liens
Section 5.16.	Debt Cancellation
Section 5.17.	Zoning
Section 5.18.	ERISA
Section 5.19.	No Joint Assessment
Section 5.20.	Reciprocal Easement Agreements
Section 5.21.	Alterations
Section 5.22.	Agreements
Section 5.23.	Compliance with Prescribed Laws
Section 5.24.	Construction and Operating Agreement
Section 5.25.	Purchase Agreement
ARTICLE 6 ENTITY COVENANTS
Section 6.1.	Single Purpose Entity/Separateness
Section 6.2.	Change of Name, Identity or Structure
Section 6.3.	Business and Operations
Section 6.4.	Independent Director
ARTICLE 7 NO SALE OR ENCUMBRANCE
Section 7.1.	Transfer Definitions
Section 7.2.	No Sale/Encumbrance
Section 7.3.	Permitted Transfers
Section 7.4.	Assumption
Section 7.5.	Immaterial Transfers and Easements, Etc.
ARTICLE 8 INSURANCE; CASUALTY; CONDEMNATION; RESTORATION
Section 8.1.	Insurance
Section 8.2.	Casualty
Section 8.3.	Condemnation
Section 8.4.	Restoration
ARTICLE 9 RESERVE FUNDS
Section 9.1.	Required Repairs
Section 9.2.	Replacements
Section 9.3.	[Intentionally Omitted]
Section 9.4.	Tax and Insurance Reserve Funds
Section 9.5.	Excess Cash; Operating Expenses; Extraordinary Expenses
Section 9.6.	Required Work
Section 9.7.	Release of Reserve Funds
Section 9.8.	Reserve Funds Generally
ARTICLE 10 CASH MANAGEMENT
Section 10.1.	Deposit Account and Cash Management Account
Section 10.2.	Deposits and Withdrawals
Section 10.3.	Security Interest
ARTICLE 11 EVENTS OF DEFAULT; REMEDIES
Section 11.1.	Event of Default
Section 11.2.	Remedies
ARTICLE 12 [INTENTIONALLY OMITTED]
ARTICLE 13 SECONDARY MARKET
Section 13.1.	Transfer of Loan
Section 13.2.	Delegation of Servicing
Section 13.3.	Dissemination of Information
Section 13.4.	Cooperation
Section 13.5.	New Mezzanine Loan
ARTICLE 14 INDEMNIFICATIONS
Section 14.1.	General Indemnification
Section 14.2.	Mortgage and Intangible Tax Indemnification
Section 14.3.	ERISA Indemnification
Section 14.4.	Survival
ARTICLE 15 EXCULPATION
Section 15.1.	Exculpation
ARTICLE 16 NOTICES
Section 16.1.	Notices
ARTICLE 17 FURTHER ASSURANCES
Section 17.1.	Replacement Documents
Section 17.2.	Recording of Mortgage, etc.
Section 17.3.	Further Acts, etc.
Section 17.4.	Changes in Tax, Debt, Credit and Documentary Stamp Laws
Section 17.5.	Expenses
Section 17.6.	Cost of Enforcement
ARTICLE 18 WAIVERS
Section 18.1.	Remedies Cumulative; Waivers
Section 18.2.	Modification, Waiver in Writing
Section 18.3.	Delay Not a Waiver
Section 18.4.	Trial by Jury
Section 18.5.	Waiver of Notice
Section 18.6.	Remedies of Borrower
Section 18.7.	Waiver of Marshalling of Assets
Section 18.8.	Waiver of Statute of Limitations
Section 18.9.	Waiver of Counterclaim
ARTICLE 19 GOVERNING LAW
Section 19.1.	Governing Law
Section 19.2.	Severability
Section 19.3.	Preferences
ARTICLE 20 MISCELLANEOUS
Section 20.1.	Survival
Section 20.2.	Lender's Discretion
Section 20.3.	Headings
Section 20.4.	Schedules Incorporated
Section 20.5.	Offsets, Counterclaims and Defenses
Section 20.6.	No Joint Venture or Partnership; No Third Party Beneficiaries
Section 20.7.	Publicity
Section 20.8.	Conflict; Construction of Documents; Reliance
Section 20.9.	Duplicate Originals; Counterparts
Section 20.10.	Joint and Several Liability.
Section 20.11.	Entire Agreement

EXHIBIT A Borrower Equity Ownership Structure
EXHIBIT B Form of Tenant Direction Letter
SCHEDULE 4.25 Lease Exceptions
SCHEDULE 9.1 Required Repairs

LOAN AGREEMENT
THIS LOAN AGREEMENT, dated as of January 10, 2017 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), between BANK OF AMERICA, N.A., a national banking association, having an address at 214 North Tryon Street, NC1-027-15-01, Charlotte, North Carolina 28255 (together with its successors and/or assigns, "Lender") and MVP DETROIT CENTER GARAGE, LLC, a Delaware limited liability company, having an address at 8880 West Sunset Road, Suite 240, Las Vegas, Nevada 89148 (together with its successors and/or assigns, "Borrower").
RECITALS:
WHEREAS, Borrower desires to obtain the Loan from Lender.
WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents.
NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:
ARTICLE 1
 DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1. Definitions
For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:
"Act" shall mean Chapter 18 of Title 6 of the Delaware Code, as amended from time to time, and any successor statute or statutes.
"Additional Required Repair" shall have the meaning set forth in Section 9.7(f) hereof.
"Affiliate" shall mean, as to any Person, any other Person that (i) owns directly or indirectly ten percent (10%) or more of all equity interests in such Person, and/or (ii) is in Control of, is Controlled by or is under common Control with such Person, and/or (iii) is a director or officer of, or a general partner or managing member in, such Person or of an Affiliate of such Person.
"Affiliated Manager" shall mean any property manager in which Borrower, Guarantor, any SPE Component Entity or any Affiliate of any of such entities has, directly or indirectly, any legal, beneficial or economic interest.
"Agreements" shall have the meaning set forth in the Mortgage.

"ALTA" shall mean American Land Title Association, or any successor thereto.
"Alteration Threshold" means five percent (5%) of the outstanding principal balance of the Loan.
"Annual Budget" shall mean the operating budget for the applicable fiscal year of Borrower detailing on a monthly basis, consistent with the manner in which Borrower's operating statements are presented, projected cash flow for such fiscal year and all planned capital expenditures for the Property, delivered in accordance with Section 5.11(a)(iv) hereof.
"Award" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.
"Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.
"Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York or Charlotte, North Carolina, or the place of business of the trustee under a Securitization (or, if no Securitization has occurred, Lender), or any servicer of the Loan or the financial institution that maintains any collection account for or on behalf of any servicer of the Loan or any Reserve Funds or the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business.
"Cash Management Account" shall have the meaning set forth in Section 10.1(b) hereof.
"Cash Management Agreement" shall mean that certain Cash Management Agreement dated as of the date hereof among Borrower, Lender and Cash Management Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
"Cash Management Bank" shall mean Wells Fargo Bank, National Association or any successor Eligible Institution approved or appointed by Lender pursuant to the terms of the Cash Management Agreement.
"Cash Sweep Period" shall mean any one or more of the following periods: (i) the period commencing on the first day of the calendar month following the month during which Lender notifies Borrower of its determination that the Debt Service Coverage Ratio is less than 1.20 to 1.00 for any calendar quarter, and ending on the last day of the calendar month during which Lender notifies Borrower of its determination that the Debt Service Coverage Ratio equals or exceeds 1.30 to 1.00 for two (2) consecutive calendar quarters and (ii) the period commencing upon the occurrence of a SP Plus Trigger Event, and ending upon the occurrence of a SP Plus Trigger Event Cure.

"Casualty" shall have the meaning set forth in Section 8.2 hereof.
"Closing Date" shall mean the date of the funding of the Loan.
"Company" shall have the meaning set forth in Section 6.1(b)(ii) hereof.
"Condemnation" shall mean a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.
"Construction and Operating Agreement" shall mean that certain Construction and Operating Agreement dated October 28, 1977 and recorded in the Wayne County, Michigan Records at Liber 19923, Page 432, as amended by (i) that certain Addendum to Construction and Operating Agreement dated March 30, 1979 and recorded in the Wayne County, Michigan Records at Liber 20474, Page 471, (ii) that certain Amendment to Construction and Operating Agreement dated March 30, 1979 and recorded in the Wayne County, Michigan Records at Liber 20474, Page 478, (iii) that certain Second Amendment to Construction and Operating Agreement dated June 1, 1999 and recorded in the Wayne County, Michigan Records at Liber 35284, Page 1209, (iv) that certain Third Amendment to Construction and Operating Agreement dated August 22, 2003 and recorded in the Wayne County, Michigan Records at Liber 39036, Page 398, and (v) that certain Fourth Amendment to Construction and Operating Agreement dated on or about the date hereof and recorded in the Wayne County, Michigan Records on or about the date hereof.
"Control" shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise, and Control shall not be deemed absent solely because another Person shall have veto power with respect to major decisions. The terms "Controlled" and "Controlling" shall have correlative meanings.
"Creditors' Rights Laws" shall mean with respect to any Person any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, assignment for the benefit of creditors, composition or other relief with respect to its debts or debtors.
"DBRS" shall mean DBRS, Inc., and its successors in interest.
"Debt" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage or any other Loan Document.

"Debt Service" shall mean, with respect to any particular period of time, scheduled principal and/or interest payments under the Note.
"Debt Service Coverage Ratio" shall mean, as of any date of determination, the ratio, as determined by Lender, of (i) Underwritten Net Cash Flow to (ii) the aggregate amount of Debt Service which would be due for the applicable period.
"Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.
"Default Rate" shall mean the lesser of (i) the Maximum Legal Rate, or (ii) four percent (4%) above the Interest Rate.
"Defeasance Collateral" shall have the meaning set forth in Section 2.7(a)(iv)(B) hereof.
"Defeasance Security Agreement" shall have the meaning set forth in Section 2.7(a)(iv)(A) hereof.
"Deposit Account" shall have the meaning set forth in Section 10.1(a) hereof.
"Deposit Account Control Agreement" shall mean that certain Deposit Account Control Agreement, dated as of the date hereof, by and among Borrower, Lender and Deposit Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to the operation and maintenance of, and application of funds in, the Deposit Account.
"Deposit Bank" shall mean Wells Fargo Bank, National Association or any successor Eligible Institution selected by Borrower and approved by Lender pursuant to this Agreement acting as Deposit Bank under the Deposit Account Control Agreement.
"Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a federally chartered depository institution or trust company acting in its fiduciary capacity is subject to the regulations regarding fiduciary funds on deposit therein under 12 C.F.R. §9.10(b), and in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority.  An Eligible Account shall not be evidenced by a certificate of deposit, passbook or other instrument.

"Eligible Institution" shall mean (i) prior to a Securitization, Bank of America, N.A., (ii) a depository institution or trust company insured by the Federal Deposit Insurance Corporation (a) the short term unsecured debt obligations, commercial paper or other short term deposits of which are rated at least "A‑1" by S&P, "P‑1" by Moody's and "F‑1" by Fitch and "R-1 (middle)" by DBRS, in the case of accounts in which funds are held for thirty (30) days or less, or (b) the long term unsecured debt obligations of which are rated at least "AA" by S&P (or "A-" if the short term unsecured debt obligations are rated at least "A-1" by S&P), "Aa2" by Moody's, and "AA+" by Fitch (or "A-" if the short term unsecured debt obligations are rated at least "F-1" by Fitch) and "AA" by DBRS, in the case of accounts in which funds are held for more than thirty (30) days; provided that after a Securitization only the foregoing ratings requirements of each Rating Agency rating such Securitization shall apply, or (iii) an institution for which a Rating Agency Confirmation has been obtained.
"Embargoed Person" shall mean any Person identified by OFAC or any other Person with whom a Person resident in the United States of America may not conduct business or transactions by prohibition of federal law or Executive Order of the President of the United States of America.
"Environmental Indemnity" shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statutes thereto and applicable regulations issued pursuant thereto in temporary or final form.
"Event of Default" shall have the meaning set forth in Section 11.1 hereof.
"Excess Cash" shall have the meaning set forth in the Cash Management Agreement.
"Excess Cash Reserve Account" shall have the meaning set forth in Section 9.5 hereof.
"Excess Cash Reserve Funds" shall have the meaning set forth in Section 9.5 hereof.
"Exculpated Parties" shall have the meaning set forth in Section 15.1(a) hereof.
"Extraordinary Expense" shall mean an operating expense or capital expenditure with respect to the Property that (i) is not set forth on the Annual Budget, (ii) is not an Operating Expense that has been approved by Lender, and (iii) is not subject to payment by withdrawals from the Required Repair Account or the Replacement Reserve Account.

"Fitch" shall mean Fitch Ratings, Inc. and its successors in interest.
"GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.
"Governmental Authority" shall mean any court, board, agency, department, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, municipal, city, town, special district or otherwise) whether now or hereafter in existence.
"Guarantor" shall mean if more than one, individually and collectively, as the context may require, MVP REIT, Inc., a Maryland corporation, MVP REIT II, Inc., a Maryland corporation and Michael V. Shustek, an individual.
"Guaranty" shall mean that certain Guaranty Agreement, dated as of the date hereof, executed by Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
"Improvements" shall have the meaning set forth in the granting clause of the Mortgage.
"Indebtedness" shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, except if the partnership, operating or similar agreement provides that the same is waived to the extent such Person lacks funds to pay the same, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss, (vii) all obligations under a PACE Loan, and (viii) any other amounts substantially similar to those listed in clauses (i) through (vii) above.

"Indemnified Parties" shall mean (i) Lender, (ii) any prior owner or holder of the Loan or any portion thereof or Participations in the Loan, (iii) any servicer, sub-servicer or prior servicer or sub-servicer of the Loan, (iv) any Investor or any prior Investor in any Securities, (v) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Loan for the benefit of any Investor or other third party, (vi) any receiver or other fiduciary appointed in a foreclosure or other enforcement action or other Creditors Rights Laws proceeding, (vii) any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates or subsidiaries of any and all of the foregoing, and (viii) the heirs, legal representatives, successors and assigns of any and all of the foregoing (including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of the Indemnified Parties' assets and business), in all cases whether during the term of the Loan or as part of or following a foreclosure of the Mortgage.
 "Independent Director" of any corporation or limited liability company shall mean an individual with at least three (3) years of employment experience serving as an independent director at the time of appointment who is provided by, and is in good standing with, CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors or managers or, after a Securitization is not acceptable to the Rating Agencies, another nationally-recognized company reasonably approved by Lender and if required by Lender after a Securitization, the Rating Agencies, in each case that is not an Affiliate of such corporation or limited liability company and that provides professional independent directors or managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company and is not, and has never been, and will not while serving as independent director or manager be:
i)
a member (other than an independent, non-economic "springing" member), partner, equityholder, manager, director, officer or employee of such corporation or limited liability company, or any of its respective equityholders or Affiliates (other than as an independent director or manager of an Affiliate of such corporation or limited liability company that is not in the direct chain of ownership of such corporation or limited liability company and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such independent director or manager is employed by a company that routinely provides professional independent directors or managers in the ordinary course of business);

ii)
a customer, creditor, supplier or service provider (including provider of professional services) to such corporation or limited liability company or any of its respective equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional independent directors or managers and other corporate services to such corporation or limited liability company or any of its respective equityholders or Affiliates in the ordinary course of business);

iii)	a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or
iv)	a Person that Controls or is under common Control with (whether directly, indirectly or otherwise) any of the Persons referred to in clauses (i), (ii) or (iii) above.
A natural person who otherwise satisfies the foregoing definition other than subparagraph (i) by reason of being the independent director or manager of a "special purpose entity" in the direct chain of ownership of such corporation or limited liability company shall not be disqualified from serving as an independent director or manager of such corporation or limited liability company, provided that the fees that such individual earns from serving as independent directors or managers of such Affiliates in any given year constitute in the aggregate less than five percent (5%) of such individual's annual income for that year.  For purposes of this paragraph, a "special purpose entity" is an entity whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity's separateness that are substantially similar to those contained in Section 6.1 hereof.
"Independent Director Event" shall mean, with respect to an Independent Director, (i) any acts or omissions by such Independent Director that constitute willful disregard of such Independent Director's duties under the applicable organizational documents, (ii) such Independent Director engaging in or being charged with, or being convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Director, (iii) such Independent Director is unable to perform his or her duties as Independent Director due to death, disability or incapacity, or (iv) such Independent Director no longer meeting the definition of Independent Director in this Agreement.
"Insurance Premiums" shall have the meaning set forth in Section 8.1(b) hereof.
"Insurance Proceeds" shall have the meaning set forth in Section 8.4(b) hereof.
"Interest Accrual Period" shall mean (i) prior to the first Payment Date, the Interim Interest Accrual Period, and (ii) commencing on the first Payment Date and continuing on each Payment Date thereafter, the calendar month immediately preceding such Payment Date.
"Interest-Bearing Reserve Funds" shall mean all Reserve Funds other than the Tax and Insurance Reserve Funds.
"Interest Rate" shall mean a rate per annum equal to five and 520/1000 percent (5.520%)].
"Interim Interest Accrual Period" shall mean the period from and including the Closing Date through and including the last day of the calendar month in which the Closing Date occurs, provided, however, there shall be no "Interim Interest Accrual Period" in the event the Closing Date is the first day of a calendar month.

"Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
"Investor" shall have the meaning set forth in Section 13.3 hereof.
"Kroll" shall mean Kroll Bond Rating Agency, Inc., and its successors in interest.
"Lease" shall have the meaning set forth in the Mortgage and shall include, without limitation, the SP Plus Lease.
"Lease Modification" shall have the meaning set forth in Section 5.13(c) hereof.
"Legal Requirements" shall mean all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Borrower or the Property or any part thereof, or the construction, use, alteration, ownership or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Borrower or the Property or any part thereof, including, without limitation, any of which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.
"Lien" or "Liens" shall mean (as applicable) any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower or any direct or indirect interest in Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.
"LLC Agreement" shall have the meaning set forth in Section 6.1(b)(ii) hereof.
"Loan" shall mean the loan made by Lender to Borrower pursuant to this Agreement.
"Loan Documents" shall mean, collectively, this Agreement, the Note, the Mortgage, the Environmental Indemnity, the Guaranty, the Deposit Account Control Agreement, the Cash Management Agreement and any and all other documents, agreements and certificates executed and/or delivered in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
"Lockout Period" shall mean the period commencing on the Closing Date and continuing through and including the last day of the calendar month immediately preceding the Payment Date occurring in November, 2026.

"Losses" shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages (other than punitive or special damages), losses (other than diminution in value), out-of-pocket costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to reasonable legal fees and other costs of defense).
"LTV Ratio" shall have the meaning set forth in Section 8.4(c) hereof.
"Major Lease" shall mean as to the Property (i) any Lease which, individually or when aggregated with all other leases at the Property with the same Tenant or its Affiliate, either (a) accounts for ten percent (10%) or more of the Property's rental income, or (b) demises 200 or more parking spaces, (ii) any Lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Property, (iii) any Lease under which the Tenant is an Affiliate of Borrower or Guarantor, or (iv) any instrument guaranteeing or providing credit support for any Lease meeting the requirements of (i) or (ii) above; provided, however, that so long as the SP Plus Lease, or an SP Plus Replacement Lease, is in full force and effect, subleases between SP Plus or an SP Plus Replacement Tenant (as applicable) and a subtenant shall not be deemed "Major Leases."
"Management Agreement" shall mean collectively, (i) a property management agreement entered into by and between Borrower and any Qualified Manager after the date hereof pursuant to which a Qualified Manager is to provide management and other services with respect to the Property, which management agreement shall be subject to the prior written consent of Lender, and reasonably acceptable to Lender in form and substance, or if the context requires, a Replacement Management Agreement executed in accordance with the terms and provisions of this Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance with the terms of this Agreement, provided, Lender, in its discretion, may require that Borrower shall have obtained a Rating Agency Confirmation and (ii) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower's expense.  A Management Agreement may be amended or modified from time to time in accordance with the terms and provisions of this Agreement.  Notwithstanding anything to the contrary contained herein, Lender shall accept the SP Plus Lease in place of a Management Agreement.
"Manager" shall mean a Qualified Manager or such other entity selected as the manager of the Property in accordance with the terms of this Agreement.

"Material Action" shall mean, as to any Person, to file any insolvency, or reorganization case or proceeding, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against such Person, to file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for such Person or a substantial part of its property, to make any assignment for the benefit of creditors of such Person, to admit in writing such Person's inability to pay its debts generally as they become due (unless such admission is true), or to take action in furtherance of any of the foregoing.
"Material Adverse Effect" shall mean a material adverse effect on the value, current use or operation of the Property, the business, operations or condition (financial or otherwise) of the Borrower or Guarantor, the security intended to be provided by the Mortgage, the current ability of the Property to generate sufficient cash flow to service the Loan, Borrower's ability to pay its obligations when due, or Borrower's ability to perform its obligations under the Loan Documents.
"Maturity Date" shall mean the Payment Date occurring in February, 2027.
"Maximum Legal Rate" shall have the meaning set forth in Section 2.4(d) hereof.
"Member" shall have the meaning set forth in Section 6.1(b)(ii) hereof.
"Monthly Payment Amount" shall mean with respect to each Payment Date, a constant monthly payment of $193,813.97, which is computed on the basis of an amortization schedule for a loan having (a) a principal amount equal to the original principal amount of the Note, (b) an amortization period of twenty five (25) years, and (c) an annual interest rate equal to the Interest Rate.
"Moody's" shall mean Moody's Investors Service, Inc., and its successors in interest.
"Morningstar" shall mean Morningstar Credit Ratings, LLC., and its successors in interest.
"Mortgage" shall mean that certain first priority Mortgage, Assignment of Leases and Rents and Security Agreement dated as of the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"Net Proceeds" shall have the meaning set forth in Section 8.4(b) hereof.
"Net Proceeds Deficiency" shall have the meaning set forth in Section 8.4(b)(vi) hereof.
"New Mezzanine Loan" shall have the meaning set forth in Section 13.5 hereof.
"New Non-Consolidation Opinion" shall mean a bankruptcy non-consolidation opinion from the counsel to Borrower that delivered the Non-Consolidation Opinion or other outside counsel to Borrower reasonably acceptable to Lender, in form and substance satisfactory to Lender and, after a Securitization, the Rating Agencies, and which is required to be delivered subsequent to the Closing Date pursuant to, and in connection with, this Agreement.
"Non-Consolidation Opinion" shall mean that certain bankruptcy non-consolidation opinion dated the date hereof delivered by Richards, Layton & finger, P.A. in connection with the Loan.
"Note" shall mean that certain Promissory Note of even date herewith in the principal amount of $31,500,000.00, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, severed, supplemented or otherwise modified from time to time.
"OFAC" shall have the meaning set forth in Section 4.38 hereof.
"Operating Expenses" shall mean, with respect to any period of time, the total of all expenses actually paid or payable by Borrower, computed in accordance with GAAP (or such other method of accounting acceptable to Lender), of whatever kind relating to the operation, maintenance and management of the Property, including without limitation and without duplication, utilities, ordinary repairs and maintenance, Insurance Premiums, license fees, Property Taxes and Other Charges, advertising expenses, payroll and related taxes, computer processing charges, management fees, administrative, security and general expenses, utilities, operational equipment or other lease payments as approved by Lender, but specifically excluding depreciation and amortization, income taxes, Debt Service, capital expenditures, any item of expense for which reimbursement would be covered under any insurance policy or be paid by a third party, and any item of expense that would otherwise be covered by the provisions hereof but which is paid by any Tenant under such Tenant's Lease or other agreement, and deposits into the Reserve Accounts.

"Operating Income" shall mean, with respect to any period of time, all income, derived from the ownership and operation of the Property from whatever source, including, but not limited to, rental income from all tenants paying rent and in actual physical occupancy (by the tenant, its Affiliate or a sublessee) of their demised premises pursuant to Leases in full force and effect (whether base rent, additional rent or escalations), utility, real estate tax or other miscellaneous expense recoveries, common area maintenance, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs, business interruption or rent loss insurance; but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, tax rebates, refunds and uncollectible accounts, proceeds from the sale of furniture, fixtures and equipment or any other sale, transfer or exchange, proceeds from any financing, capital contributions, interest income from any source other than the escrow accounts, Reserve Accounts or other accounts required pursuant to the Loan Documents, Insurance Proceeds (other than business interruption or rent loss insurance), Awards, unforfeited tenant security, utility and other similar deposits, any other extraordinary, non-recurring revenues, income from tenants not paying rent or in physical occupancy, income from tenants in the form of a lease termination payment, income from tenants in bankruptcy under Leases not assumed in the bankruptcy proceeding, income from tenants under Leases expiring within ninety (90) days, and any disbursements to Borrower from the Reserve Accounts.
"Other Charges" shall mean all ground rents, maintenance charges, impositions other than Property Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.
"Outparcel" shall have the meaning set forth in Section 7.5(a) hereof.
"PACE Loan" shall mean (a) any "Property‑Assessed Clean Energy" loan or (b) any other indebtedness, without regard to the name given thereto, which is (i) incurred for improvements to the Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi‑year assessments against the Property.
"Participations" shall have the meaning set forth in Section 13.1 hereof.
"Patriot Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations.
"Payment Date" shall mean the first (1st) day of each month beginning on March, 2017.

"Permitted Debt" shall mean (i) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (a) unsecured, (b) not evidenced by a note, and (c) due not more than sixty (60) days past the date incurred and paid on or prior to such date, unless being contested in accordance with Section 3.5 of the Mortgage, and/or (ii) financing leases and purchase money indebtedness incurred in the ordinary course of business relating to Personal Property on commercially reasonable terms and conditions; provided, however, the aggregate amount of the indebtedness described in (i) and (ii) shall not exceed at any time two percent (2%) of the outstanding principal amount of the Note.
"Permitted Encumbrances" shall mean collectively, (i) the Lien and security interests created by the Loan Documents, (ii) all Liens, encumbrances and other matters expressly set forth as exceptions in the Title Insurance Policy, (iii) Liens, if any, for Property Taxes imposed by any Governmental Authority not yet due or delinquent, and (iv) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion.
 "Permitted Investments" shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by a servicer of the Loan, the trustee under any securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the date on which the funds used to acquire such investment are required to be used under this Agreement and meeting one of the appropriate standards set forth below:
(i)
direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that each such obligation is backed by the full faith and credit of the United States;

(ii)
demand or time deposits in, unsecured certificates of deposit of, money market deposit accounts of, or bankers' acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated in the highest short-term debt rating category of Fitch, Moody's or S&P or in the case of any such Rating Agency such lower rating as is the subject of a Rating Agency Confirmation and, if the investment described in this clause has a term in excess of three months, the long-term debt obligations of such depository institution or trust company have been assigned a rating by each Rating Agency at least equal to "AAA" (or the equivalent) by each of the Rating Agencies (or, if not rated by a particular Rating Agency, (a) an equivalent (or higher) rating such as that listed above by at least two Rating Agencies has been assigned to the long-term debt obligations of such depository institution or trust company or (b) such Rating Agency has issued a Rating Agency Confirmation with respect to such investment as a Permitted Investment);

(iii)
repurchase agreements or obligations with respect to any security set forth in clause (i) above where such security has a remaining maturity of one (1) year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) set forth in clause (ii) above and which meets the minimum rating requirement for such entity set forth above;

(iv)
commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof), so long as the short term obligations of the issuer of such commercial paper are rated in the highest short-term debt rating category of each Rating Agency (or, in the case of any such Rating Agency, such lower rating as is the subject of a Rating Agency Confirmation) and, if such commercial paper has a term in excess of three months, the long-term debt obligations of the issuer of such commercial paper are rated "AAA" (or the equivalent) by each of Fitch (or, if not rated by Fitch, otherwise acceptable to Fitch as confirmed in a Rating Agency Confirmation), Moody's (or, if not rated by Moody's, otherwise acceptable to Moody's as confirmed in a Rating Agency Confirmation) and S&P (or, if not rated by S&P, otherwise acceptable to S&P as confirmed in a Rating Agency Confirmation); provided that the investments described in this clause must (a) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (b) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (c) such investments must not be subject to liquidation prior to their maturity;

(v)
guaranteed reinvestment agreements maturing within 365 days or less issued by any bank, insurance company or other corporation the short-term unsecured debt obligations of which are rated in the highest short-term debt rating category of each of Fitch (or such lower rating for which Rating Agency Confirmation is obtained from Fitch), Moody's (or such lower rating for which Rating Agency Confirmation is obtained from Moody's) and S&P (or such lower rating for which Rating Agency Confirmation is obtained from S&P) and the long-term unsecured debt obligations of which are rated in the highest long-term category by Fitch (or such lower rating for which Fitch has provided a Rating Agency Confirmation), Moody's (or such lower rating for which Moody's has provided a Rating Agency Confirmation) and S&P (or such lower rating for which Rating Agency Confirmation is obtained from S&P);

(vi)
money market funds (including those managed or advised by the Certificate Administrator or its affiliates) that maintain a constant asset value and that are rated by Fitch or S&P and by Moody's in its highest money market fund ratings category;

(vii)
an obligation, security or investment that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in above, and is the subject of a Rating Agency Confirmation from each Rating Agency for which the minimum rating(s) set forth in the applicable clause is not satisfied with respect to such obligation, security or investment; and

(viii)	any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency, as evidenced by a Rating Agency Confirmation;
provided (a) such investment is held for a temporary period pursuant to Section 1.860G-2(g)(i) of the U.S. Treasury Regulations, (b) such investment is payable by the obligor in U.S. dollars, and (c) that no such instrument shall be a Permitted Investment (1) if such instrument evidences either (A) a right to receive only interest payments or only principal payments with respect to the obligations underlying such instrument or (B) a right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (2) if it may be redeemed at a price below the purchase price or (3) if it is not treated as a "permitted investment" that is a "cash flow investment" under Section 860G(a)(5) of the Internal Revenue Code; and provided, further, that any such instrument shall have a maturity date no later than the date such instrument is required to be used to satisfy the obligations under this Agreement, and, in any event, shall not have a maturity in excess of one (1) year; any such instrument must have a predetermined fixed dollar of principal due at maturity that cannot vary or change; interest on any variable rate instrument shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionally with that index; and provided, further, that no amount may be invested in investments treated as equity interests for Federal income tax purposes.  For the purpose of this definition, units of investment funds (including money market funds) shall be deemed to mature daily.
"Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
"Personal Property" shall have the meaning set forth in the granting clause of the Mortgage.
"PML" shall have the meaning set forth in Section 8.1(a)(v) hereof.
"Policies" shall have the meaning set forth in Section 8.1(b) hereof.
"Prescribed Laws" shall mean, collectively, (i) Patriot Act, (ii) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (iii) the International Emergency Economic Power Act, 50 U.S.C. § 1701 et seq., and (iv) all other Legal Requirements relating to money laundering or terrorism.

"Prohibited Transfer" shall have the meaning set forth in Section 7.2(a) hereof.
"Property" shall mean the parcel of real property, the Improvements thereon and all Personal Property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause of the Mortgage and referred to therein as the "Property".
"Property Condition Report" shall mean a report prepared by a company satisfactory to Lender regarding the physical condition of the Property, satisfactory in form and substance to Lender in its sole discretion.
"Property Taxes" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof.
"Purchase Agreement" shall mean the Purchase and Sale Agreement between Center Parking Associates Limited Partnership, a Michigan limited partnership and Borrower dated as of October 31, 2016.
"Qualified Manager" shall mean Manager or a reputable and experienced professional property management organization approved by Lender, which approval shall not have been unreasonably withheld and which may, at Lender's option, be conditioned upon Lender's receipt of a Rating Agency Confirmation, provided that with respect to any Affiliated Manager, Lender has received a New Non-Consolidation Opinion.
"Rating Agencies" shall mean each of S&P, Moody's, Fitch, Morningstar, Kroll and DBRS or any other nationally-recognized statistical rating agency (and any successor to any of the foregoing) designated by Lender, provided that each of the foregoing shall be deemed included within the definition of "Rating Agencies" only if such rating agency is rating (or is anticipated by Lender to rate) the Securities.

"Rating Agency Confirmation" shall mean, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event with respect to which such Rating Agency Confirmation is sought will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Securities (if then rated by such Rating Agency); provided that upon receipt of a written acknowledgment or waiver (which may be in electronic form and whether or not specifically identifying the matter or in general, press release form) from a Rating Agency indicating its decision not to review or to waive review of the matter for which Rating Agency Confirmation is sought, or following the failure of a Rating Agency to respond to the request for which Rating Agency Confirmation is sought within the time frames and in the manner prescribed in any pooling or trust and servicing agreement governing the administration of all or any portion of the Loan, the requirement to obtain Rating Agency Confirmation for such matter at such time will be considered not to apply (as if such requirement did not exist for such matter at such time) with respect to such Rating Agency.  In the event that, at any given time, no Securities are then outstanding, then the term Rating Agency Confirmation shall be deemed instead to require the prior written consent of Lender.
"REA" shall mean any construction, operation and reciprocal easement agreement or similar agreement (including any separate agreement or other agreement between Borrower and one or more other parties to an REA with respect to such REA) affecting the Property or portion thereof.
"Release Date" shall have the meaning set forth in Section 2.7(a)(ii) hereof.
"REMIC Opinion" shall mean, with respect to any proposed matter or transaction, an opinion of counsel acceptable to Lender, in form and substance satisfactory to Lender and, if required in accordance with the terms of the transaction documents relating to a Securitization, the Rating Agencies, that the completion of such matter or transaction will not directly or indirectly result in or cause the REMIC Trust or any of its assets to fail to qualify or maintain its status as a REMIC Trust.
"REMIC Prohibition Period" shall mean the two (2) year period commencing with the "startup day" within the meaning of Section 860G(a)(9) of the Internal Revenue Code of any REMIC Trust that holds the Note or any interest therein (or, in the event the Loan is secured by multiple Notes, the last of the Notes or any interest therein to be included in a Securitization).  In no event shall Lender have any obligation to notify Borrower that a REMIC Prohibition Period is in effect with respect to the Loan, except that Lender shall notify Borrower if any REMIC Prohibition Period is in effect with respect to the Loan after receiving Borrower's notice described in Section 2.7(a)(ii) hereof; provided, however, that the failure of Lender to so notify Borrower shall not impose any liability upon Lender or grant Borrower any right to defease the Loan during any such REMIC Prohibition Period.

"REMIC Trust" shall mean any "real estate mortgage investment conduit" within the meaning of Section 860D of the Internal Revenue Code that holds an interest in all or any portion of the Loan.
"Renewal Lease" shall have the meaning set forth in Section 5.13(a) hereof.
"Rent Roll" shall have the meaning set forth in Section 4.25 hereof.
"Rents" shall have the meaning set forth in the Mortgage.
"Replacement Management Agreement" shall mean, collectively, (i) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided Lender, at its option, may require that Borrower shall have obtained a Rating Agency Confirmation and (ii) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower's expense.
"Replacement Reserve Account" shall have the meaning set forth in Section 9.2(b) hereof.
"Replacement Reserve Funds" shall have the meaning set forth in Section 9.2(b) hereof.
"Replacement Reserve Monthly Deposit" shall have the meaning set forth in Section 9.2(b) hereof.
"Replacements" shall have the meaning set forth in Section 9.2(a) hereof.
"Required Approval Lease" shall have the meaning set forth in Section 5.13(a) hereof.
"Required Repair Account" shall have the meaning set forth in Section 9.1(b) hereof.
"Required Repair Funds" shall have the meaning set forth in Section 9.1(b) hereof.
"Required Repairs" shall have the meaning set forth in Section 9.1(a) hereof.
"Required Work" shall have the meaning set forth in Section 9.6 hereof.

"Reserve Accounts" shall mean the Required Repair Account, the Tax and Insurance Reserve Account, the Replacement Reserve Account, the Excess Cash Reserve Account or any other escrow account established by the Loan Documents.
"Reserve Funds" shall mean the Tax and Insurance Reserve Funds, the Replacement Reserve Funds, the Required Repair Funds, the Excess Cash Reserve Funds or any other escrow funds established by the Loan Documents.
"Restoration" shall mean, following the occurrence of a Casualty or a Condemnation which is of a type necessitating the repair of the Property, the completion of the repair and restoration of the Property to a condition such that the Property shall be at least equal in value to that immediately prior to such Casualty or Condemnation, and as near as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.
"Restoration Consultant" shall have the meaning set forth in Section 8.4(b)(iii) hereof.
"Restoration Retainage" shall have the meaning set forth in Section 8.4(b)(iv) hereof.
"Restoration Threshold" shall mean an amount equal to the lesser of (i) five percent (5%) of the outstanding principal balance of the Loan or (ii) $1,000,000.
"Restricted Party" shall have the meaning set forth in Section 7.1 hereof.
"RHI" shall mean Riverfront Holdings, Inc., a Delaware corporation, together with its successors and assigns under the Construction and Operating Agreement.
"Securities" shall have the meaning set forth in Section 13.1 hereof.
"Securities Act" shall mean the Securities Act of 1933, as amended.
"Securitization" shall have the meaning set forth in Section 13.1 hereof.
"Special Member" shall have the meaning set forth in Section 6.1(b)(ii) hereof.
"SPE Component Entity" shall have the meaning set forth in Section 6.1(b)(i) hereof.
"S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest.
"SP Plus" shall mean SP Plus Corporation, a Delaware corporation and its successors and permitted assigns.

"SP Plus Lease" shall mean the Lease dated November 30, 2016, entered into by and between SP Plus, as tenant, and Borrower, as landlord, as the same may have been modified, amended and/or assigned from time to time in accordance with the terms of this Agreement.
"SP Plus Non-Renewal Trigger Event" shall mean Borrower fails to satisfy the SP Plus Renewal Criteria on or before the date that is six (6) months prior to the expiration of the SP Plus Lease.
"SP Plus Renewal Criteria" shall mean Lender shall have received (i) evidence reasonably satisfactory to Lender that SP Plus has renewed the SP Plus Lease in accordance with the terms set forth in the SP Plus Lease for a term of not less than five (5) years and otherwise in accordance with Section 5.13 hereof and (ii) an updated tenant estoppel certificate from SP Plus confirming, among other things, (A) such renewal and reflecting the terms of any such renewal, (B) that the SP Plus Lease is in full force and effect, (C) that SP Plus is in physical occupancy of the space covered by the SP Plus Lease, open for business and paying full contractual rent (without offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of Borrower), and (D) that there is no default by Borrower under the SP Plus Lease.
"SP Plus Replacement Lease" shall mean a Lease entered into with a SP Plus Replacement Tenant approved by Lender in accordance with Section 5.13 of this Agreement.
"SP Plus Replacement Lease Criteria" shall mean satisfaction of the following conditions with respect to all of the space demised to SP Plus under the SP Plus Lease:
(i) Borrower shall have entered into a SP Plus Replacement Lease;
(ii) The SP Plus Replacement Tenant shall be in physical occupancy of the space covered by the applicable SP Plus Replacement Lease, open for business and paying full contractual rent (without offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of Borrower); and
(iii) Borrower shall provide Lender with the following:
(A) a copy of the executed SP Plus Replacement Lease;
(B) a tenant estoppel certificate in form and substance satisfactory to Lender executed by the SP Plus Replacement Tenant which confirms, among other things, that (aa) the SP Plus Replacement Lease is in full force and effect, (bb) there is no default under the SP Plus Replacement Lease, and (cc) the SP Plus Replacement Tenant is in physical occupancy of its space and paying full contractual rent;

(C) upon request of Lender, a subordination, non-disturbance and attornment agreement in form and substance satisfactory to Lender executed by the SP Plus Replacement Tenant and Lender;
(D) satisfactory evidence that Borrower has performed and paid for all tenant improvements relating to the SP Plus Replacement Tenant and that there are no unpaid leasing commissions associated with the SP Plus Replacement Tenant; and
(E) an updated rent roll.
"SP Plus Replacement Tenant" shall mean a new Tenant at the Property approved by Lender and leasing all of the space presently occupied by SP Plus pursuant to the SP Plus Lease.
"SP Plus Trigger Event" shall mean the occurrence of any of the following:
(i) SP Plus (a) ceases operations, vacates or gives notice of its intention to vacate the space covered by the SP Plus Lease or (b) terminates or gives notice of its intention to terminate the SP Plus Lease;
(ii) a SP Plus Non-Renewal Trigger Event;
(iii) SP Plus fails to pay the rent due and payable or fails to pay other expenses for which it is responsible (after the expiration of any notice and cure periods) pursuant to the terms of the SP Plus Lease; or
(iv) SP Plus, or any guarantor of the SP Plus Lease, files or is the subject of any bankruptcy or insolvency proceeding or has its assets made subject to the jurisdiction of a bankruptcy court.
"SP Plus Trigger Event Cure" shall mean:
(i) if the SP Plus Trigger Event is caused solely by the occurrence of an event specified in subsection (i) of the definition of SP Plus Trigger Event, Borrower satisfies the SP Plus Replacement Lease Criteria;
(ii) if the SP Plus Trigger Event is caused solely by the occurrence of a SP Plus Non-Renewal Trigger Event, Borrower satisfies either the SP Plus Replacement Lease Criteria or the SP Plus Renewal Criteria;
(iii) if the SP Plus Trigger Event is caused solely by the occurrence of an event specified in subsection (iii) of the definition of SP Plus Trigger Event, Borrower provides evidence reasonably satisfactory to Lender that SP Plus is current in all of its monetary obligations under the SP Plus Lease and there is no default under the SP Plus Lease; or

(iv) if the SP Plus Trigger Event is caused solely by the occurrence of an event specified in subsection (iv) of the definition of SP Plus Trigger Event, with respect to any bankruptcy or insolvency case involving SP Plus, or any guarantor of the SP Plus Lease, or their assets, Borrower provides evidence reasonably satisfactory to Lender that the SP Plus Lease or the guaranty of the SP Plus Lease, as applicable, has been assumed without alteration of its material terms (as ordered by the bankruptcy court), or with respect to a bankruptcy case involving SP Plus or any guarantor of the SP Plus Lease, Borrower provides evidence reasonably satisfactory to Lender that the assets of SP Plus or such guarantor are no longer subject to the jurisdiction of the bankruptcy court and the obligations of SP Plus under the SP Plus Lease, or the obligations of any guarantor of the SP Plus Lease under its lease guaranty, as applicable, remain unaltered from the date on which the assets of SP Plus or any guarantor of the SP Plus Lease became subject to the jurisdiction of the bankruptcy court.
"State" shall mean the state in which the Property or any part thereof is located.
"Successor Borrower" shall have the meaning set forth in Section 2.7(c) hereof.
"Tax and Insurance Reserve Funds" shall have the meaning set forth in Section 9.4 hereof.
"Tax and Insurance Reserve Account" shall have the meaning set forth in Section 9.4 hereof.
"Tenant" shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property under a Lease or other occupancy agreement with Borrower.
"Tenant Direction Letter" shall have the meaning set forth in Section 10.2(a)(i) hereof.
"Title Insurance Policy" shall mean that certain ALTA (or its equivalent) mortgagee title insurance policy issued with respect to the Property and insuring the lien of the Mortgage.
"Transfer" shall have the meaning set forth in Section 7.1 hereof.
"Transferee" shall have the meaning set forth in Section 7.4 hereof.
"Transferee Principal" shall have the meaning set forth in Section 7.4(d) hereof.
"UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State where the applicable Property is located.

"Underwritten Net Cash Flow" shall mean, as of the end of any calendar quarter and calculated with respect to the preceding twelve (12) month period, the amount determined by Lender as the excess of (a) the sum of: (i) in-place base rents and expense reimbursements (to the extent such amounts are recurring in nature and properly included as Operating Income) received by Borrower under bona fide Leases at the Property with Tenants in occupancy, open for business and paying full, unabated rent as of the date of such calculation and actual percentage rents received by Borrower under such Leases; plus (ii) actual amounts received by Borrower from the ownership and operation of the Property to the extent such amounts are recurring in nature and properly included as Operating Income during such period; over (b) Operating Expenses, in each case adjusted to (i) include (A) an amount for vacancy loss equal to the greater of (1) a market vacancy rate (as determined by Lender in its reasonable discretion) for similar properties in the commercial business district or market area in which the Property is located and (2) the actual vacancy rate at the Property; (B) an amount for management fees equal to the greater of (1) a three percent (3.0%) of effective gross income and (2) the management fees actually paid under the Management Agreement, and (C) an amount for capital expenditures equal to $50.00 per parking space at the Property per annum (regardless of whether deposits to a reserve account for such items is required under this Agreement); and (ii) exclude (A) amounts representing non-recurring items and (B) amounts received from any Affiliate of Borrower or Guarantor or from any Tenant in default under its Lease or in bankruptcy (unless such Lease has been assumed in the bankruptcy proceeding).  Lender's calculation of Underwritten Net Cash Flow shall be final absent manifest error.
Section 1.2. Principles of Construction
All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified.  All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise.  Unless otherwise specified, the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.
ARTICLE 2
 GENERAL TERMS
Section 2.1. The Loan
Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.
Section 2.2. Disbursement to Borrower
Borrower may request and receive only one borrowing in respect of the Loan and any amount borrowed and repaid in respect of the Loan may not be reborrowed.

Section 2.3. The Note, Mortgage and Loan Documents
The Loan shall be evidenced by the Note and this Agreement and secured by the Mortgage and the other Loan Documents.
Section 2.4. Interest Rate
(a) General.  Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date up to but excluding the Maturity Date at the Interest Rate.  Except as otherwise set forth herein or in the other Loan Documents, interest shall be paid in arrears.
(b) Default Rate.  Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan shall accrue at a rate per annum equal to the Default Rate and all references in the Note, this Agreement or the other Loan Documents to the "Interest Rate" shall be deemed to refer to the Default Rate.  Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the earlier of (i) the actual receipt and collection of the Debt (or that portion thereof that is then due) and (ii) the cure of such Event of Default.  To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Mortgage.  This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment from Borrower shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under the Note, this Agreement and the other Loan Documents to accelerate and to continue to demand payment of the Debt upon the occurrence of and during the continuance of any Event of Default, despite any payment by Borrower to Lender.
(c) Interest Calculation. Interest shall be computed based on the daily rate produced assuming a three hundred sixty (360) day year, multiplied by the actual number of days elapsed during each Interest Accrual Period.  Borrower understands and acknowledges that such interest accrual method results in more interest accruing on the Loan than if either a thirty (30) day month and a three hundred sixty (360) day year or the actual number of days and a three hundred sixty five (365) day year were used to compute the accrual of interest on the Loan and that such interest accrual method will not fully amortize the Loan over the amortization period for which the constant Monthly Payment Amount is calculated.

(d) Usury Savings.  This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan (such rate, the "Maximum Legal Rate").  If, by the terms of the Note, this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due on the Loan at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
Section 2.5. Loan Payments.
(a) Payment Before Maturity.  On the Closing Date, Borrower shall pay to Lender interest for the Interim Interest Accrual Period and on each Payment Date through and including the Maturity Date, Borrower shall pay to Lender the Monthly Payment Amount.
(b) Payment on Maturity.  Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents.
(c) Application of Payments.  Prior to the occurrence of an Event of Default, all monthly payments made as scheduled pursuant to this Agreement and the Note shall be applied first to the payment of interest computed at the Interest Rate, and the balance toward the reduction of the principal amount of the Debt. All voluntary and involuntary prepayments on the Debt shall be applied, to the extent thereof, to accrued but unpaid interest on the amount prepaid, to the outstanding principal amount, and any other sums due and unpaid to the Lender in connection with the Loan, in such manner and order as Lender may elect in its sole and absolute discretion, including, but not limited to, application to principal installments in inverse order of maturity.  Following the occurrence of an Event of Default, any payment made on the Debt shall be applied to accrued but unpaid interest, late charges, accrued fees, the unpaid principal amount of the Debt, and any other sums due and unpaid to Lender in connection with the Loan, in such manner and order as Lender may elect in its sole and absolute discretion.

(d) Method and Place of Payment.
(i)	Each payment by Borrower hereunder shall be made to Lender at its offices or at such other place as Lender may designate from time to time in writing.
(ii)	All payments and prepayments under this Agreement and the Note shall be made to Lender not later than 2:00 P.M. Charlotte, North Carolina time.
(iii)	Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day preceding such Payment Date.
(iv)	All payments made by Borrower hereunder or under the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims.
(v)
Remittances in payment of any part of the indebtedness other than in the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by the holder hereof in immediately available U.S. funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practices of the collecting bank or banks.

(e) Late Payment Charge.  If any principal, interest or other payment due under the Loan Documents (other than the outstanding principal amount of the Loan due on the Maturity Date) is not paid by Borrower on or prior to the date the same is due (after taking into account the payment date convention set forth in Section 2.5(d)(iii) hereof) (or such greater period, if any, required by applicable Legal Requirements), Borrower shall pay to Lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the maximum amount permitted by applicable Legal Requirements in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.  Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

Section 2.6. Loan Prepayments
(a) Voluntary.  Except as otherwise expressly permitted under this Agreement, no voluntary prepayments, whether in whole or in part, of the Loan or any other amount at any time due and owing under this Agreement can be made by Borrower or any other Person without the express prior written consent of Lender and Lender shall have no obligation to accept any prepayment except when made in accordance with the terms hereof.  Following the expiration of the Lockout Period, Borrower may, at its option and upon giving Lender not less than thirty (30) (and not more than ninety (90)) days prior written notice, prepay the Loan in whole (but not in part) on any date without payment of any penalty (such notice being revocable by Borrower by notice to Lender not later than two (2) Business Days prior to the scheduled prepayment date provided Borrower pays all of Lender's reasonable costs and expenses incurred in connection with the notice of prepayment and revocation).  Any prepayment received by Lender on a day other than a Payment Date shall include the amount of interest which would have accrued thereon if such prepayment was made on the next Payment Date.
(b) Mandatory.  Borrower shall prepay the Loan in an amount equal to all Net Proceeds which, pursuant to the provisions of Section 8.4(c) hereof, Lender elects to apply toward the reduction of the principal amount of the Debt.  Any such prepayment shall be held by Lender and applied on the next Payment Date.  Borrower shall not be required to pay any prepayment premium in connection with any prepayment made pursuant to this Section 2.6(b).
(c) After Event of Default. If, after the occurrence and during the continuance of an Event of Default, Lender shall accelerate the Debt and Borrower thereafter tenders payment of all or any part of the Debt, or if all or any portion of the Debt is recovered by Lender after such Event of Default, such payment shall be deemed an attempt to circumvent the prohibition against prepayment set forth in this Agreement and Borrower shall pay to Lender, in addition to the Debt, (i) the amount of interest which would have accrued thereon through the end of the month in which payment is tendered if such payment is not made on a Payment Date, and (ii) an amount equal to the greater of (A) five percent (5%) of the portion of the principal balance of the Debt, and (B) the amount which, when added to the principal balance of the Debt, will be sufficient to purchase Defeasance Collateral (as adjusted based on the portion of the Loan being prepaid).

Section 2.7. Defeasance
(a) Notwithstanding any provisions of this Article 2 to the contrary, at any time following a REMIC Prohibition Period, Borrower may cause the release of the Property from the Lien of the Mortgage and the other Loan Documents upon the satisfaction of the following conditions:
(i)	no Event of Default shall have occurred and be continuing;
(ii)
not less than thirty (30) (but not more than ninety (90)) days prior written notice shall be given to Lender specifying a date on which the Defeasance Collateral is to be delivered (the "Release Date"); provided, however, that Borrower shall have the right to cancel or extend (by no more than thirty (30) days) such notice by providing Lender with notice of cancellation or extension not less than ten (10) days prior to the scheduled Release Date, provided that Borrower shall pay all of Lender's costs and expenses incurred as a result of such cancellation or extension;

(iii)
all sums due under this Agreement, the Note and under the other Loan Documents up to the Release Date, including, without limitation, all fees, costs and expenses incurred by Lender and its agents in connection with such release (including, without limitation, reasonable legal fees and expenses for the review and preparation of the Defeasance Security Agreement and of the other materials described in Section 2.7(a)(iv) below and any related documentation, and any servicing fees, Rating Agency fees or other costs related to such release), shall be paid in full on or prior to the Release Date;

(iv)	Borrower shall deliver to Lender on or prior to the Release Date:
(A)
a pledge and security agreement, in form and substance which would be satisfactory to a prudent lender, creating a first priority security interest in favor of Lender in the Defeasance Collateral (the "Defeasance Security Agreement");

(B)
direct non-callable obligations of the United States of America or, to the extent satisfying Rating Agency criteria, other obligations which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (and in connection therewith, Borrower hereby appoints Lender as its agent and attorney in fact for the purpose of purchasing the same) that provide for payments on a Business Day prior and as close as possible to each successive Payment Date (and the Maturity Date) after the Release Date, with each such payment being equal to or greater than the amount of the corresponding Monthly Payment Amount required to be paid under this Agreement and the Note and all amounts due on the Maturity Date (the "Defeasance Collateral"), duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance which would be satisfactory to a prudent lender (including, without limitation, such certificates, documents and instruments as may be required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book entry transfers and pledges through the book entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Security Agreement the first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing granting of such security interests;

(C)	a certificate of Borrower certifying that all of the requirements set forth in this Section 2.7(a) have been satisfied;
(D)
one or more opinions of counsel for Borrower in form and substance and delivered by counsel which would be satisfactory to a prudent lender stating, among other things, that (1) Lender has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms, and (2) the release of the lien of the Mortgage and the pledge of Defeasance Collateral will not directly or indirectly result in or cause any REMIC Trust that holds the Note to fail to maintain its status as a REMIC Trust;

(E)
a certificate in form and scope which would be satisfactory to a prudent lender from an independent certified public accountant acceptable to Lender certifying that the Defeasance Collateral will generate amounts sufficient to make all payments of principal and interest due under this Agreement and the Note (including the scheduled outstanding principal balance of the Loan due on the Maturity Date);

(F)	such other certificates, opinions, documents and instruments as a prudent lender would require; and

(G)	in the event the Loan is held by a REMIC Trust and if required by Lender, Lender has obtained a Rating Agency Confirmation.
(b) Upon compliance with the requirements of Section 2.7(a), the Property shall be released from the Lien of the Mortgage and the other Loan Documents, and the Defeasance Collateral shall constitute collateral which shall secure the Note and all other obligations under the Loan Documents.  Lender shall, at Borrower's expense, execute and deliver any agreements reasonably requested by Borrower to release the lien of the Mortgage and the other Loan Documents from the Property.
(c) As a condition to the release of the Property in accordance with Section 2.7, Borrower shall assign all its obligations and rights under this Agreement and the Note, together with the pledged Defeasance Collateral, to a successor single purpose entity designated and approved by Lender in its sole and absolute discretion ("Successor Borrower").  Any Successor Borrower shall either be newly-formed at the time of the Defeasance or shall be unaffiliated with the Borrower.  Lender's right to designate and approve the Successor Borrower shall, at the sole option of Bank of America, N.A., be exercised by Bank of America, N.A. and shall be retained by Bank of America, N.A. (or any successor or assign pursuant to an assignment of such retained rights separate and apart from the transfer or Securitization of all or any portion of the Loan), notwithstanding any transfer or Securitization of all or any portion of the Loan.  Successor Borrower shall execute an assignment and assumption agreement in form and substance which would be satisfactory to a prudent lender pursuant to which it shall assume Borrower's obligations under this Agreement, the Note and the Defeasance Security Agreement.  As conditions to such assignment and assumption, Borrower shall (i) deliver to Lender one or more opinions of counsel in form and substance and delivered by counsel which would be satisfactory to a prudent lender stating, among other things, that such assignment and assumption agreement is enforceable against Borrower and the Successor Borrower in accordance with its terms and that this Agreement, the Note, the Defeasance Security Agreement and the other Loan Documents, as so assigned and assumed, are enforceable against the Successor Borrower in accordance with their respective terms, and opining to such other matters relating to Successor Borrower and its organizational structure as Lender may require, including, if required by Lender, a New Non-Consolidation Opinion from counsel to the Successor Borrower, and (ii) pay all fees, costs and expenses incurred by Lender or its agents and Successor Borrower in connection with such assignment and assumption (including, without limitation, reasonable legal fees and expenses and for the review of the proposed transferee and the preparation of the assignment and assumption agreement and related certificates, documents and instruments and any fees payable to any Rating Agencies and their counsel in connection with the issuance of the confirmation referred to above, and excluding any assumption fee which may otherwise be due pursuant to the other Loan Documents).  Upon such assignment and assumption, Borrower shall be relieved of its obligations under this Agreement and the Note, the other Loan Documents and the Defeasance Security Agreement arising from and after the Release Date, except as expressly set forth in the assignment and assumption agreement.

Section 2.8. Loan Assignment
At the request of Borrower in connection with any full prepayment or repayment of the Loan in accordance with the terms of this Agreement and the other Loan Documents, Lender shall:  (a) either (i) assign the Mortgage to any new lender in connection with a refinance of the Loan in accordance with the terms of an assignment document prepared by counsel to Borrower and approved by Lender, which assignment documents shall be without representation or warranty by, or recourse to, Lender, provided that Lender shall represent that such assignment document has been duly authorized, executed and delivered and that Lender has not assigned or encumbered the Mortgage, or (ii) release the Lien of the Mortgage (and related Loan Documents) in accordance with the terms of a release document prepared by Lender or, at Lender's option, by counsel to Borrower and approved by Lender, which release document shall be without representation or warranty by, or recourse to, Lender; (b) deliver to or as directed by Borrower the original executed Note and all other original executed notes (or copies thereof if no such original executed note was delivered to Lender in connection with the closing of the Loan) which may have been consolidated, amended and/or restated in connection with the closing of the Loan or, with respect to any note the original of which had been delivered and endorsed to Lender and such original has been lost, destroyed or mutilated, a lost note affidavit (without indemnification) for the benefit of the assignee lender or Borrower, as applicable, and the title insurance company insuring the Mortgage (if applicable), as assigned, in form sufficient to permit such title insurance company to insure the lien of the Mortgage as assigned to and held by the assignee without exception for any matter relating to the lost, destroyed or mutilated note, (c) in the case of an assignment, execute and deliver an allonge with respect to the Note and, to the extent endorsed to Lender, any other note(s) as described in the preceding clause (b) above without recourse, covenant or warranty of any nature, express or implied (except as to the outstanding principal balance of the Loan and that Lender owns the Note free of any liens and encumbrances and has the authority to execute and deliver the allonge), (d) deliver the original executed Mortgage or a certified copy of record, and (e) execute and deliver such other instruments of conveyance, assignment, termination, severance and release (including appropriate UCC-3 termination statements) in recordable form as may reasonably be requested by Borrower to evidence such assignment, release and/or severance.  All reasonable out-of-pocket costs and expenses incurred by Lender, including, without limitation, reasonable attorney's fees, as well as any recording charges, filing fees, taxes or other expenses, in connection with the foregoing shall be paid by Borrower.

ARTICLE 3
 CONDITIONS PRECEDENT
Section 3.1. Conditions Precedent
The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of all of the conditions precedent to closing set forth in the application or term sheet for the Loan delivered by Borrower to Lender and the commitment or commitment rider, if any, to the application for the Loan issued by Lender.
ARTICLE 4
 REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants to Lender as of the Closing Date that:
Section 4.1. Organization
Borrower (a) has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged, (b) is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, (c) possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Property, and (d) has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms of the Loan Documents, and has full power, authority and legal right to keep and observe all of the terms of the Loan Documents to which it is a party.  Borrower represents and warrants that the chart attached hereto as Exhibit A sets forth an accurate listing of the direct and indirect owners of the equity interests in Borrower, each SPE Component Entity (if any) and each Guarantor (when not an individual).
Section 4.2. Status of Borrower
Borrower's exact legal name is correctly set forth on the first page of this Agreement, on the Mortgage and on any UCC-1 Financing Statements filed in connection with the Loan.  Borrower is an organization of the type specified on the first page of this Agreement.  Borrower is incorporated in or organized under the laws of the state of Delaware. Borrower's principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Borrower) the address of Borrower set forth on the first page of this Agreement.  Borrower's organizational identification number, if any, assigned by the state of incorporation or organization is 6189522.

Section 4.3. Validity of Documents
Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party.  This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
Section 4.4. No Conflicts
The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of Borrower's properties or assets, in each case which would reasonably be expected to have or does have a Material Adverse Effect, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any of the other Loan Documents has been obtained and is in full force and effect.
Section 4.5. Litigation
There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower's knowledge, threatened against or affecting Borrower, any Guarantor or the Property, which actions, suits or proceedings, if determined against Borrower, any Guarantor or the Property, in each case which would reasonably be expected to have or does have a Material Adverse Effect.

Section 4.6. Agreements
Borrower is not a party to any agreement or instrument or subject to any restriction which would reasonably be expected to have or does have a Material Adverse Effect.  Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound.  Borrower has no material financial obligation under any agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in connection with any Permitted Debt, (b) obligations under the Loan Documents and/or (c) Permitted Encumbrances.
Section 4.7. Solvency
Borrower has (a) not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for their obligations under such Loan Documents.  Giving effect to the Loan, the fair saleable value of the assets of Borrower exceeds and will, immediately following the making of the Loan, exceed the total liabilities of Borrower, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities.  No petition in bankruptcy has been filed against Borrower, any Guarantor, any SPE Component Entity (if any) or Affiliated Manager in the last ten (10) years, and neither Borrower nor any Guarantor, any SPE Component Entity (if any) or Affiliated Manager in the last ten (10) years has made an assignment for the benefit of creditors or taken advantage of any Creditors Rights Laws.  Neither Borrower nor any Guarantor, any SPE Component Entity (if any) or Affiliated Manager is contemplating either the filing of a petition by it under any Creditors Rights Laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower or any Guarantor, any SPE Component Entity (if any) or Affiliated Manager.
Section 4.8. Full and Accurate Disclosure
No statement of fact made by or on behalf of Borrower in this Agreement or in any of the other Loan Documents or in any other document or certificate delivered by or on behalf of Borrower contains any untrue statement of a material fact or omits to state any material fact, to Borrower's knowledge, necessary to make statements contained herein or therein not misleading.  There is no material fact presently known to Borrower which has not been disclosed which would reasonably be expected to have or does have a Material Adverse Effect.

Section 4.9. No Plan Assets
Borrower is not an employee benefit plan, as defined in Section 3(3) of ERISA, subject to Title I of ERISA and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.  Borrower is not a governmental plan within the meaning of Section 3(32) of ERISA. Transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.  With respect to any multiemployer plan to which Borrower or any entity that is under common control with Borrower within the meaning of ERISA Section 4001(a)(14) is or has been obligated to contribute, neither Borrower nor any such entity has incurred any material liability under ERISA Section 515 of ERISA or Title IV of ERISA which is or remains unsatisfied.
Section 4.10. Not a Foreign Person
Borrower is not a foreign corporation, foreign partnership, foreign trust, foreign estate or nonresident alien or a disregarded entity owned by any of them (as those terms are defined in the Internal Revenue Code), and if requested by Lender, Borrower will so certify (or in the case of a disregarded entity, its owner will certify) to Lender or a person designated by Lender under penalties of perjury to the accuracy of this representation, and will provide in such certification such additional information as Lender may reasonably request related thereto.
Section 4.11. Enforceability
The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.  No Default or Event of Default exists under or with respect to any Loan Document.
Section 4.12. Business Purposes
The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

Section 4.13. Compliance
Borrower and the Property, and the use and operation thereof, comply in all material respects with all Legal Requirements, including, without limitation, building and zoning ordinances and codes and the Americans with Disabilities Act.  Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority which would reasonably be expected to have a Material Adverse Effect, and Borrower has received no written notice of any such default or violation.  There has not been committed by Borrower or, to Borrower's knowledge, any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.
Section 4.14. Financial Information
All financial data, including, without limitation, the balance sheets, statements of cash flow, statements of income and operating expense and rent rolls, that have been delivered to Lender in respect of Borrower, any Guarantor and/or the Property (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of Borrower, Guarantor or the Property, as applicable, as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein.  Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower, except as referred to or reflected in said financial statements.  Since the date of such financial statements, there has been no change in the financial condition, operations or business of Borrower or Guarantor from that set forth in said financial statements which would reasonably be expected to have or has had a Material Adverse Effect.
Section 4.15. Condemnation
No Condemnation or other proceeding has been commenced or, to Borrower's knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

Section 4.16. Utilities and Public Access; Parking
The Property is located on or adjacent to a public road and has access to such road directly, or has access via an irrevocable perpetual easement or right of way permitting ingress and egress to and from a public road.  The Property is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for full utilization of the Property for its intended uses.  All public utilities necessary to the full use and enjoyment of the Property as currently used and enjoyed are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy.  All roads necessary for the use of the Property for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.  The Property has, or is served by, parking to the extent required to comply with all Legal Requirements in all material respects.
Section 4.17. Separate Lots
The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.
Section 4.18. Assessments
To Borrower's knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.
Section 4.19. Insurance
Borrower has obtained and has delivered to Lender certified copies of all Policies or, to the extent such Policies are not available as of the Closing Date, certificates of insurance with respect to all such Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement.  No claims have been made under any of the Policies, and to Borrower's knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.
Section 4.20. Use of Property
The Property is used exclusively as a parking garage and other appurtenant and related uses.

Section 4.21. Certificate of Occupancy; Licenses
To Borrower's knowledge, all certifications, permits, licenses and approvals, including, without limitation, certificates of completion or occupancy and any applicable liquor license required for the legal use, occupancy and operation of the Property for the purpose intended herein, have been obtained and are valid and in full force and effect.  Borrower shall keep and maintain (or cause to be kept and maintained) all licenses necessary for the operation of the Property for the purpose intended herein.  The use being made of the Property is in conformity with the final certificate of occupancy (or compliance, if applicable) and any other permits or licenses issued for the Property.
Section 4.22. Flood Zone
None of the Improvements on the Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if any portion of the Improvements is located within such area, Borrower has obtained the insurance prescribed in Section 8.1(a)(iv).
Section 4.23. Physical Condition
Except as set forth in the Property Condition Report, to Borrower's knowledge after due inquiry, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects (ordinary wear and tear excepted).  Except as set forth in the Property Condition Report, to Borrower's knowledge after due inquiry, there exists no structural or other material defects or damages in the Property, as a result of a Casualty or otherwise, and whether latent or otherwise.  Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
Section 4.24. Boundaries
(a) To Borrower's knowledge and in reliance on, and except as otherwise specifically disclosed in, the survey certified to Lender in connection with the Loan, none of the Improvements which were included in determining the appraised value of the Property lie outside the boundaries and building restriction lines of the Property to any material extent, and (b) no improvements on adjoining properties encroach upon the Property and no easements or other encumbrances upon the Property encroach upon any of the Improvements so as to have a Material Adverse Effect.

Section 4.25. Leases and Rent Roll
Except as set forth in the rent roll for the Property which has been certified by Borrower as true, correct and complete and delivered to Lender in connection with the closing of the Loan (the "Rent Roll"), any tenant estoppel certificates delivered to Lender on or prior to the Closing Date or as set forth on Schedule 4.25 attached hereto:  (a) each Lease is in full force and effect; (b) the premises demised under the Leases have been completed, all alterations or other work required to be performed on the part of Borrower has been completed, and the Tenants under the Leases have accepted possession of, are in physical occupancy of and have commenced operations in all of their respective demised premises; (c) the Tenants under the Leases have commenced the payment of rent under the Leases, there are no offsets, claims or defenses to the enforcement thereof, and Borrower has no monetary obligations to any Tenant under any Lease; (d) all Rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance; (e) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and there is no claim or basis for a claim by the Tenant thereunder for an offset or adjustment to the rent; (f) no Tenant has made any written claim of a material default against the landlord under any Lease which remains outstanding nor has Borrower or Manager (if any) received, by telephonic, in-person, e-mail or other communication, any notice of a material default under any Lease; (g) to Borrower's knowledge there is no present material default by the Tenant under any Lease; (h) all security deposits under the Leases have been collected by Borrower; (i) Borrower is the sole owner of the entire landlord's interest in each Lease; (j) each Lease is the valid, binding and enforceable obligation of Borrower and the applicable Tenant thereunder and there are no agreements with the Tenants under the Leases other than as expressly set forth in the Leases; (k) to Borrower's knowledge after due inquiry, no Person has any possessory interest in, or right to occupy, the Property or any portion thereof except under the terms of a Lease; (l) none of the Leases contains any option or offer to purchase or right of first refusal or right of first offer to purchase or lease the Property or any part thereof; (m) neither the Leases nor the Rents have been assigned, pledged or hypothecated except to Lender, and no other Person has any interest therein except the Tenants thereunder; and (n) no conditions exist or events have occurred which now give any Tenant the right to cease operations at its leased premises (i.e., "go dark"), terminate its Lease or pay reduced Rent pursuant to the provisions of its Lease.  Borrower represents that it has heretofore delivered to Lender true, correct and complete copies of all Leases and any and all amendments or modifications thereof.
Section 4.26. Filing and Recording Taxes
All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid or will be paid by Borrower.

Section 4.27. Management Agreement
As of the Closing Date, the Property is not subject to a management agreement pursuant to which a property management organization is to provide management and other ancillary services with respect to the Property.
Section 4.28. Illegal Activity
No portion of the Property has been or will be purchased, improved, equipped or fixtured with proceeds of any illegal activity, and no part of the proceeds of the Loan will be used in connection with any illegal activity.
Section 4.29. Construction Expenses
All costs and expenses of any and all labor, materials, supplies and equipment used in the construction, maintenance or repair of the Improvements have been paid in full.  To Borrower's knowledge after due inquiry, there are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.
Section 4.30. Personal Property
Borrower has paid in full for, and is the owner of, all Personal Property (other than Tenants' property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except for Permitted Encumbrances and the Lien and security interest created by the Loan Documents.
Section 4.31. Taxes
Borrower has filed all federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it.  Borrower does not know of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

Section 4.32. Title
Except as set forth in the Title Insurance Policy, Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances.  None of the Permitted Encumbrances, individually or in the aggregate, would reasonably be expected to have nor does have a Material Adverse Effect.  The Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty owned by the Borrower (including the Leases), all in accordance with the terms hereof, in each case subject only to Permitted Encumbrances.  There are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.
Section 4.33. Federal Reserve Regulations
No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or prohibited by the terms and conditions of this Agreement or the other Loan Documents.
Section 4.34. Investment Company Act
Borrower is not (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
Section 4.35. Reciprocal Easement Agreements
(a) Neither Borrower, nor any other party is currently in default (nor has any notice been given or received with respect to an alleged or current default) under any of the terms and conditions of the REA, and the REA remains unmodified and in full force and effect;
(b) To Borrower's knowledge, all easements granted pursuant to the REA which were to have survived the site preparation and completion of construction (to the extent that the same has been completed), remain in full force and effect and have not been released, terminated, extinguished or discharged by agreement or otherwise;

(c) To Borrower's knowledge, all sums due and owing by Borrower to the other parties to the REA (or by the other parties to the REA to the Borrower) pursuant to the terms of the REA, including without limitation, all sums, charges, fees, assessments, costs, and expenses in connection with any taxes, site preparation and construction, non-shareholder contributions, and common area and other property management activities have been paid, are current, and no lien has attached on the Property (or threat thereof been made) for failure to pay any of the foregoing;
(d) To Borrower's knowledge, the terms, conditions, covenants, uses and restrictions contained in the REA do not conflict in any manner with any terms, conditions, covenants, uses and restrictions contained in any Lease or in any agreement between Borrower and occupant of any peripheral parcel, including without limitation, conditions and restrictions with respect to kiosk placement, tenant restrictions (type, location or exclusivity), sale of certain goods or services, and/or other use restrictions; and
(e) To Borrower's knowledge, the terms, conditions, covenants, uses and restrictions contained in each Lease do not conflict in any manner with any terms, conditions, covenants, uses and restrictions contained in the REA, any other Lease or in any agreement between Borrower and occupant of any peripheral parcel, including without limitation, conditions and restrictions with respect to kiosk placement, tenant restrictions (type, location or exclusivity), sale of certain goods or services, and/or other use restrictions.
Section 4.36. No Change in Facts or Circumstances; Disclosure
All information submitted by Borrower or its agents to Lender in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects.  There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise would reasonably expected to have or does have a Material Adverse Effect.  Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.
Section 4.37. Intellectual Property
All trademarks, trade names and service marks necessary to the business of Borrower as presently conducted or as Borrower contemplates conducting its business are in good standing and, to the extent of Borrower's knowledge, uncontested.  Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to asserted trademarks, trade names and service marks of others.  To Borrower's knowledge, there is no infringement by others of trademarks, trade names and service marks of Borrower.

Section 4.38. Compliance with Prescribed Laws
None of Borrower or any Person who Controls Borrower currently is identified by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") or otherwise qualifies as a Embargoed Person, and Borrower has implemented procedures to ensure that no Person who now or hereafter owns a direct or indirect equity interest in Borrower is an Embargoed Person or is Controlled by an Embargoed Person. Borrower is not in violation of any Prescribed Laws.
Section 4.39. Brokers and Financial Advisors
Borrower has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement.
Section 4.40. Purchase Agreement
The Purchase Agreement is in full force and effect, Borrower has delivered to Lender a true, correct and complete copy of the Purchase Agreement and there have been no modifications or amendments thereto.  There is no default under the Purchase Agreement by any party thereto and, to Borrower's knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.
Section 4.41. Construction and Operating Agreement
(a) Neither Borrower, nor, any other party is currently in default (nor has any notice been given or received with respect to an alleged or current default) under any of the terms and conditions of the Construction and Operating Agreement, and the Construction and Operating Agreement remains unmodified and in full force and effect;
(b) All easements granted pursuant to the Construction and Operating Agreement which were to have survived the completion of construction remain in full force and effect and have not been revoked, released, terminated, extinguished or discharged by agreement or otherwise;
(c) All sums due and owing by Borrower to the other parties to the Construction and Operating Agreement (or by the other parties to the Construction and Operating Agreement to Borrower) pursuant to the Construction and Operating Agreement, including without limitation, all sums, charges, fees, assessments, costs, and expenses in connection with any taxes, site preparation and construction and common area and other property management activities have been paid, are current, and no lien has attached on the Property (or threat thereof been made) for failure to pay any of the foregoing; and

(d) All insurance and bonds required to be maintained by the Construction and Operating Agreement or any Legal Requirements related thereto are in full force and effect and in compliance with the Construction and Operating Agreement and the Legal Requirements related thereto.
(e) The terms, conditions, covenants, uses and restrictions contained in the Construction and Operating Agreement do not conflict in any manner with any terms, conditions, covenants, uses and restrictions contained in any Lease or in any agreement between Borrower and occupant of any peripheral parcel, including without limitation, conditions and restrictions with respect to tenant restrictions (type, location or exclusivity), sale of certain goods or services, and/or other use restrictions; and
(f) The terms, conditions, covenants, uses and restrictions contained in each Lease do not conflict in any manner with any terms, conditions, covenants, uses and restrictions contained in the Construction and Operating Agreement, any other Lease or in any agreement between Borrower and occupant of any peripheral parcel, including without limitation, conditions and restrictions with respect to tenant restrictions (type, location or exclusivity), sale of certain goods or services, and/or other use restrictions.
Section 4.42. Survival
Borrower agrees that, unless expressly provided otherwise, all of the representations and warranties of Borrower set forth in this Article 4 and elsewhere in this Agreement and in the other Loan Documents shall be deemed given and made as of the date hereof and shall survive for so long as any portion of the Debt remains owing to Lender.  All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.
ARTICLE 5
 BORROWER COVENANTS
From the date hereof and until repayment of the Debt in full and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

Section 5.1. Existence; Compliance with Requirements
(a) Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and all of its rights, licenses, permits and franchises and comply with all applicable Legal Requirements in all material respects.  Borrower shall not commit, permit or suffer to exist any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.  Borrower shall at all times maintain, preserve and protect all franchises and trade names used in connection with the operation of the Property.
(b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Legal Requirements affecting the Property, provided that (i) no Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the Property is subject and shall not constitute a default thereunder; (iii) neither the Property, any part thereof or interest therein, any of the Tenants, nor Borrower shall be affected in any material adverse way as a result of such proceeding; (iv) non-compliance with the Legal Requirements shall not impose civil or criminal liability on Borrower or Lender; (v) Borrower shall have furnished the security as may be required in the proceeding, or required by Lender if no such security has been furnished in the proceeding, to ensure compliance by Borrower with the Legal Requirements; and (vi) Borrower shall have furnished to Lender all other items reasonably requested by Lender in connection therewith.
Section 5.2. Maintenance and Use of Property
Borrower shall cause the Property to be maintained in a good, safe and insurable condition and in compliance with all applicable Legal Requirements, and shall promptly make all repairs to the Property, above grade and below grade, interior and exterior, structural and nonstructural, ordinary and extraordinary, unforeseen and foreseen except where the failure to so comply would not reasonably be expected to have and does not have a Material Adverse Effect.  All repairs made by Borrower shall be made in a good and workmanlike manner, shall be equal or better in quality and class to the original work and shall comply with all applicable Legal Requirements and insurance requirements in all material respects.  The Improvements and the Personal Property shall not be removed, demolished or other than in accordance with the provisions of Section 5.21, materially altered (except for normal replacement of the Personal Property) without the prior written consent of Lender.  If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express prior written consent of Lender.

Section 5.3. Waste
Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that would reasonably be expected to invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that would reasonably be expected to in any way impair the value of the Property or the security for the Loan.  Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.
Section 5.4. Taxes and Other Charges
(a) Borrower shall pay all Property Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, Borrower's obligation to directly pay Property Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 9.4 hereof.  Borrower shall furnish to Lender receipts for the payment of the Property Taxes and the Other Charges at least five (5) days prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Property Taxes in the event that such Property Taxes have been paid by Lender pursuant to Section 9.4 hereof).  Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property, and shall promptly pay for all utility services provided to the Property.  If Borrower shall fail to pay any Property Taxes or Other Charges in accordance with this Section 5.4 and is not contesting or causing a contesting of such Property Taxes or Other Charges in accordance with Section 5.4(b) below, or if there are insufficient funds in the Tax and Insurance Reserve Account to pay any Property Taxes or Other Charges, Lender shall have the right, but shall not be obligated, to pay such Property Taxes or Other Charges, and Borrower shall repay to Lender, on demand, any amount paid by Lender, with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by the Mortgage.

(b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Property Taxes or Other Charges, provided that (i) no Event of Default is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or direct or indirect interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Property Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Property Taxes or Other Charges from the Property; (vi) Borrower shall furnish such security as may be required in the proceeding, or if no such security has been furnished in the proceeding, Borrower shall furnish such reserve deposits as may be requested by Lender, to ensure the payment of any such Property Taxes or Other Charges, together with all interest and penalties thereon (unless Borrower has paid all of the Property Taxes or Other Charges under protest); (vii) failure to pay such Property Taxes or Other Charges will not subject Borrower or Lender to any civil or criminal liability; (viii) such contest is not reasonably expected to have and does not have a Material Adverse Effect; and (ix) Borrower shall, upon request by Lender, give Lender prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i) through (viii) of this Section 5.4(b).  Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.
Section 5.5. Litigation
Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against any of Borrower, Guarantor or the Property which would reasonably be expected to have or does have a Material Adverse Effect.
Section 5.6. Access to Property
Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof during normal business hours on Business Days upon reasonable advance notice (which may be given telephonically or by e-mail), subject to the rights of Tenants under their Leases and Borrower's usual and customary safety requirements and accompanied by a representative of Borrower.

Section 5.7. Notice of Default
Borrower shall promptly advise Lender (a) of any event or condition that would reasonably be expected to have or does have a Material Adverse Effect of which Borrower has knowledge, and (b) of the occurrence of any Default or Event of Default of which Borrower has knowledge.
Section 5.8. Cooperate in Legal Proceedings
Borrower shall, at Borrower's expense, cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which would reasonably be expected to have, or does have, a Material Adverse Effect and, in connection therewith, permit Lender, at its election, to participate in any such proceedings, other than those proceedings where Borrower and Lender are adverse parties.
Section 5.9. Performance by Borrower
Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision to be observed and performed by Borrower under this Agreement and the other Loan Documents and any other agreement or instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto (except to the extent waived by the counterparty thereto, provided that such action or failure to act by Borrower does not otherwise require Lender's consent under the Loan Documents).
Section 5.10. Awards; Insurance Proceeds
Borrower shall cooperate with Lender in obtaining for Lender (to the extent that this Agreement provides for such Awards or Insurance Proceeds to be paid to Lender) the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable, actual attorneys' fees and disbursements, the cost of any Restoration Consultant and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a Casualty or Condemnation affecting the Property or any part thereof) out of such Awards or Insurance Proceeds.

Section 5.11. Financial Reporting
(a) Borrower shall keep adequate books and records of account in accordance with GAAP (or such other method of accounting reasonably acceptable to Lender), consistently applied and shall furnish to Lender:
(i)
quarterly (and prior to a Securitization, if requested by Lender, monthly) rent rolls, prepared and certified by Borrower in the form required by Lender, detailing the names of all Tenants, the portion of Improvements (in terms of square footage) occupied by each Tenant, the base rent, additional rent and any other charges payable under each Lease (including annual store sales required to be reported by Tenant under any Lease), and the term of each Lease, including the commencement and expiration dates and any tenant extension, expansion or renewal options, the extent to which any Tenant is in default under any Lease, and any other information as is reasonably required by Lender, within thirty (30) days after the end of each calendar quarter;

(ii)
quarterly (and prior to a Securitization, if requested by Lender, monthly), including year-to-date, and annual operating statements of the Property, prepared and certified by Borrower in the form required by Lender, detailing the revenues received, the expenses incurred, the net operating income before and after debt service (principal and interest) and capital expenditures and containing such other information as is necessary and sufficient to fairly represent the financial position and results of operation of the Property, as well as a comparison of budgeted revenues and expenses to actual revenues and expenses (together with a detailed explanation of any variance of five percent (5%) or more), within thirty (30) days after the end of each calendar month and quarter;

(iii)
annual balance sheet, profit and loss statement, statement of cash flows, and statement of change in financial position of Borrower and Guarantor, prepared and certified by Borrower (or (a) if required by Lender, annual audited financial statements prepared by an independent certified public accountant acceptable to Lender with respect to the Guarantor (excluding Shustek (as defined in the Guaranty) and (b) if required by Lender during the continuance of a Cash Sweep Period, annual audited financial statements prepared by an independent certified public accountant acceptable to Lender with respect to the Borrower), within ninety (90) days after the close of each fiscal year of Borrower and Guarantor, as the case may be;

(iv)
an Annual Budget not later than thirty (30) days prior to the commencement of each fiscal year of Borrower, which, during the continuance of a Cash Sweep Period, shall be subject to the approval of Lender, along with any amendments or modifications thereto.  In the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender.  Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget.  Until such time that Lender approves a proposed Annual Budget, which approval shall not be unreasonably withheld, conditioned or delayed, the most recent Annual Budget shall apply; provided that, such approved Annual Budget shall be adjusted to reflect (A) actual increases in Property Taxes, Insurance Premiums, utilities expenses and expenses under the Management Agreement, if any, and (B) up to five percent (5%) increases in any budgeted line items provided such increases do not exceed a five percent (5%) increase in the Annual Budget in the aggregate; and

(v)
a calculation of the Debt Service Coverage Ratio as of the last day of the immediately preceding two (2) calendar quarters, prepared and certified by Borrower in the form required by Lender, within thirty (30) days of the end of each calendar quarter.

(b) Upon request from Lender, Borrower shall promptly furnish to Lender:
(i)
a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender, but no more frequently than quarterly;

(ii)
an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the Person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions; and

(iii)
a report of all letters of credit provided by any Tenant in connection with any Lease of any part of the Property, including the account numbers of such letters of credit, the names and addresses of the financial institutions that issued such letters of credit and the names of the Persons to contact at such financial institutions, along with any authority or release necessary for Lender to obtain information regarding such letters of credit directly from such financial institutions.

(c) Borrower shall furnish Lender such other additional financial or management information as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender (including, without limitation, any financial reports required to be delivered by any Tenant or any guarantor of any Lease pursuant to the terms of such Lease or otherwise in Borrower's possession), and shall furnish to Lender and its agents convenient facilities for the examination and audit of any such books and records.
(d) All items requiring the certification of Borrower pursuant to this Section 5.11(d) shall, except where Borrower is an individual, require a certificate executed by an authorized officer of Borrower or the general partner or managing member of Borrower, as applicable, and shall contain a statement by Borrower as to whether there exists, to Borrower's knowledge, an Event of Default under the Loan Documents, and if an Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.
Section 5.12. Estoppel Statement
(a) After request by Lender, Borrower shall within ten (10) Business Days furnish Lender or any proposed assignee of the Loan with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the rate of interest on the Loan, (iii) the unpaid principal amount of the Loan, (iv) the date installments of interest and/or principal were last paid, (v) the Maturity Date, (vi) offsets or defenses to the payment of the Debt, if any, and (vii) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.
(b) Borrower shall use commercially reasonable efforts to deliver to Lender, consistent with the terms of the Leases but not more than twice in any twelve (12) month period (so long as no Event of Default is then continuing), promptly upon request, duly executed estoppel certificates from any one or more Tenants as required by Lender attesting to such facts regarding the related Lease as Lender may require, including, but not limited to attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, and that the Tenant claims no defense or offset against the full and timely performance of its obligations under the Lease.

Section 5.13. Leasing Matters
(a) Borrower may enter into a proposed Lease (including the renewal or extension of an existing Lease (a "Renewal Lease")) that is not a Major Lease without the prior written consent of Lender, provided such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Borrower (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arm's-length transaction with a bona fide, independent third party tenant, (iii) does not contain any terms which would reasonably be expected to have or do have a Material Adverse Effect, (iv) is subject and subordinate to the Mortgage and the Tenant thereunder agrees to attorn to Lender and any purchaser at a foreclosure sale, (v) does not contain any option, offer, right of first refusal, right of first offer or other similar right to acquire all or any portion of the Property, (vi) has a base term of (A) more than three (3) years and (B) less than fifteen (15) years including options to renew and (vii) has no rent, credits, free rents or concessions granted thereunder other than those which are reasonable and customary and comparable to existing local market terms.  Each Major Lease and all other proposed Leases which do not satisfy the requirements set forth in this subsection (each a "Required Approval Lease") shall be subject to the prior approval of Lender.  Borrower shall promptly deliver to Lender copies of all Leases which are entered into pursuant to this subsection together with Borrower's certification that it has satisfied all of the conditions of this Section.  Borrower shall pay the costs and expenses associated with Lender or its counsel's review of any Lease for which Lender's consent may be required under this Section 5.13.
(b) Borrower shall (i) observe and perform all the obligations imposed upon the landlord under the Leases in all material respects and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (ii) promptly send copies to Lender of all notices of material default which Borrower shall send or receive thereunder; (iii) enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed; (iv) not collect any Rents more than one (1) month in advance (except security deposits shall not be deemed Rents collected in advance); (v) hold all security deposits in accordance with the terms of the applicable Lease and Legal Requirements; (vi) not execute any assignment of the landlord's interest in any of the Leases or the Rents except as contemplated by the Loan Documents; and (vii) not consent to any assignment of or subletting under any Leases not in accordance with their terms, without the prior written consent of Lender, such consent not to be unreasonably withheld, conditioned or delayed.

(c) Borrower may, without the prior written consent of Lender, amend, modify or waive the provisions of or terminate, reduce Rents or accept a surrender of space under, or shorten the term of, any Lease which is not a Major Lease (including any guaranty, letter of credit or other credit support with respect thereto) provided that (i) such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) is not reasonably expected to have and does not have a Material Adverse Effect, (ii) such action is in the normal course of business and in a manner which is consistent with sound and customary leasing and management practices for similar properties in the community in which the Property is located, and (iii) such amendment, modification, waiver, termination, rent reduction, space surrender or term shortening, is otherwise in compliance with the requirements of this Agreement and any subordination agreement binding upon Lender with respect to such Lease.  Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this subsection shall be subject to the prior written approval of Lender (not to be unreasonably withheld or delayed) (each, a "Lease Modification"), at Borrower's expense.  Borrower shall promptly deliver to Lender copies of amendments, modifications and waivers which are entered into pursuant to this subsection together with Borrower's certification that it has satisfied all of the conditions of this subsection.
(d) Notwithstanding anything contained herein to the contrary, Borrower shall not, without the prior written consent of Lender, such consent not to be unreasonably withheld, conditioned or delayed, enter into, renew, extend, amend, modify, waive any provisions of, terminate, reduce Rents under, accept a surrender of space under, or shorten the term of any Major Lease.
(e) Notwithstanding anything contained herein to the contrary, Borrower shall not, without the prior written consent of Lender, enter into, renew, extend, amend, modify, waive any provisions of, terminate, reduce Rents under, accept a surrender of space under, or shorten the term of any Lease during a Cash Sweep Period.
Section 5.14. Property Management
(a) Borrower shall not enter into any management agreements (including, without limitation, a Management Agreement) with a property management organization without the prior written consent of Lender (which consent may be conditioned upon, among other things, the delivery to Lender of an assignment and subordination of management agreement and consent of manager or similar agreement in form and substance reasonably acceptable to Lender among Lender, Borrower and any such new property management organization).  If the Property becomes subject to a Management Agreement, Borrower shall (i) diligently perform and observe all of the terms, covenants and conditions required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of any notice of default or other material notice received by Borrower under the Management Agreement; (iv) promptly give notice to Lender of any notice or information that Borrower receives which indicates that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing

(b) its management of the Property; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement.
(c) If at any time after the Property becomes subject to a Management Agreement, (i) Manager shall become insolvent or a debtor in a bankruptcy proceeding; (ii) an Event of Default has occurred and is continuing; (iii) a default has occurred and is continuing under the Management Agreement; (iv) Manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (v) the Debt Service Coverage Ratio for any calendar quarter is less than 1.10 to 1.0, Borrower shall, at the request of Lender, terminate the Management Agreement upon thirty (30) days prior notice to Manager and replace Manager with a Qualified Manager on terms and conditions satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates.
(d) In addition to the foregoing, in the event that Lender, in Lender's reasonable discretion, at any time after the Property becomes subject to a Management Agreement, but prior to the termination of any assignment and subordination of management agreement and consent of manager or similar agreement entered into pursuant to the terms of this Agreement, determines that the Property is not being managed in accordance with generally accepted management practices for projects similarly situated, Lender may deliver written notice thereof to Borrower and Manager, which notice shall specify with particularity the grounds for Lender's determination.  If Lender reasonably determines that the conditions specified in Lender's notice are not remedied to Lender's reasonable satisfaction by Borrower or Manager within thirty (30) days from the date of such notice or that Borrower or Manager have failed to diligently undertake correcting such conditions within such thirty (30) day period, Lender may direct Borrower to terminate the Management Agreement and to replace Manager with a Qualified Manager on terms and conditions satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates.
(e) If the Property becomes subject to a Management Agreement, Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed): (i) surrender, terminate or cancel, or consent to the surrender, termination or cancellation of, the Management Agreement or replace Manager or enter into any other management agreement with respect to the Property; (ii) consent to the assignment by Manager of its interest under the Management Agreement except to a Qualified Manager; (iii) reduce or consent to the reduction of the term of the Management Agreement; (iv) increase or consent to the increase of the amount of any charges under the Management Agreement; or (v) otherwise modify, change, supplement, alter or amend, or waive or release any of the terms and conditions under, the Management Agreement in any material respect.  In the event that the Property becomes subject to a Management Agreement and Borrower thereafter replaces Manager at any time during the term of the Loan pursuant to this subsection, such Manager shall be deemed to be a Qualified Manager.

Section 5.15. Liens
Borrower shall not, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except Permitted Encumbrances.
Section 5.16. Debt Cancellation
Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.
Section 5.17. Zoning
Borrower shall not (i) initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or (ii) use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, in each case without the prior written consent of Lender.
Section 5.18. ERISA
(a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.
(b) Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (i) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to state statutes regulating investments of, or fiduciary obligations with respect to, governmental plans; and (iii) one or more of the following circumstances is true:
(A)	Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);
(B)	Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. §2510.3-101(f)(2); or
(C)	Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. §2510.3-101(c) or (e).

Section 5.19. No Joint Assessment
Borrower shall not suffer, permit or initiate the joint assessment of the real property comprising the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property.
Section 5.20. Reciprocal Easement Agreements
Borrower shall not enter into, terminate or modify any REA without Lender's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Borrower shall enforce, comply with, and cause each of the parties to the REA to comply with all of the material economic terms and conditions contained in the REA.
Section 5.21. Alterations
Lender's prior written approval shall be required in connection with any alterations to any Improvements, exclusive of alterations to tenant spaces required under any Lease existing on the date hereof or entered into in accordance with the terms of this Agreement and alterations undertaken as part of a Restoration in accordance with the terms of this Agreement, (a) that are reasonably expected to have or does have a Material Adverse Effect on the Property, (b) that are structural in nature or have an adverse effect on any utility or HVAC system contained in the Improvements or the exterior of any building constituting a part of any Improvements or (c) that, together with any other alterations undertaken at the same time (including any related alterations, improvements or replacements), are reasonably anticipated to have a cost in excess of the Alteration Threshold.  If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (i) cash, (ii) direct non-callable obligations of the United States of America or other obligations which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, to the extent acceptable to the applicable Rating Agencies, or (iii) a letter of credit acceptable to Lender in its sole and absolute discretion.  Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements over the Alteration Threshold.

Section 5.22. Agreements
During the term of the Loan:  (a) Borrower shall fulfill and perform each and every material term, covenant and provision of the Agreements to be fulfilled or performed by Borrower thereunder, if any, in a commercially reasonable manner; (b) Borrower shall, in the manner provided for in this Agreement, give prompt notice to Lender of any material written default notice received by Borrower under any of the Agreements, together with a complete copy of any such notice; (c) Borrower shall enforce, short of termination thereof, the performance and observance of each and every material term, covenant and provision of the Agreements to be performed or observed, if any, by the other parties thereto in a commercially reasonable manner; and (d) Borrower shall not terminate or amend any of the terms or provisions of any of the Agreements, except as may be permitted pursuant to the terms of the Agreements and done in the ordinary course of business or as may be commercially reasonable in Borrower's ordinary course of business, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.
Section 5.23. Compliance with Prescribed Laws
Borrower shall not (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the list maintained by OFAC and accessible through the OFAC website) that prohibits or limits any lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail to provide documentary and other evidence of Borrower's identity as may be requested by any Lender at any time to enable any Lender to verify Borrower's identity or to comply with Prescribed Laws.  In addition, Borrower hereby agrees to provide to Lender any additional information with respect to Borrower that Lender deems necessary from time to time in order to ensure compliance with Prescribed Laws.
Section 5.24. Construction and Operating Agreement
During the term of the Loan: (a) Borrower shall, and shall cause Tenant to, fulfill and perform each and every term, covenant and provision of the Construction and Operating Agreement to be fulfilled or performed by Borrower thereunder in a commercially reasonable manner; (b) Borrower shall, in the manner provided for in this Agreement, give prompt notice to Lender of any written default notice received by Borrower under the Construction and Operating Agreement, together with a complete copy of any such notice; (c) Borrower shall enforce, short of termination thereof, the performance and observance of each and every term, covenant and provision of the Construction and Operating Agreement to be performed or observed, if any, by the other parties thereto in a commercially reasonable manner; and (d) Borrower shall not terminate or amend any of the terms or provisions of the Construction and Operating Agreement, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.  Borrower shall take all actions necessary under the Construction and Operating Agreement to prevent RHI from exercising self-help measures under the Construction and Operating Agreement (including, without limitation, RHI's right to take possession and/or control of the Property, or any portion thereof, pursuant Article VII and Article IX of the Construction and Operating Agreement).  If the Property for any reason shall not be continuously operated as a parking garage for five (5) days Borrower shall provide written notice thereof to Lender.
Section 5.25. Purchase Agreement
Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed), modify, change, supplement, alter or amend, or waive or release any of the terms and conditions under, the Purchase Agreement in any material respect.

ARTICLE 6
 ENTITY COVENANTS
Section 6.1. Single Purpose Entity/Separateness
Borrower represents, warrants and covenants as follows:
(a) Since its formation, Borrower has not and will not:
(i)
engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto and those activities permitted under or necessary to comply with the Loan Documents;

(ii)	acquire or own any assets other than (A) the Property, and (B) such incidental Personal Property as may be necessary or desirable for the ownership and operation of the Property;
(iii)
merge into or consolidate with any Person, or take any action to dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(iv)
(A) fail to observe all organizational formalities necessary to maintain its separate existence, or fail to preserve its existence as an entity duly organized and validly existing under the applicable Legal Requirements of the jurisdiction of its organization or formation, or (B) amend or modify any of its organizational documents, in each case without the prior written consent of Lender, in any manner that violates the provisions of this Article 6;

(v)	own any subsidiary, or make any investment in, any Person;
(vi)
commingle its assets with the assets of any other Person, or permit any Affiliate or constituent party independent access to its bank accounts other than such Persons accessing accounts on behalf of Borrower in connection with the operation of the Property;

(vii)	incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt and Permitted Debt;
(viii)
fail to maintain its records, books of account, bank accounts, financial statements and accounting records separate and apart from those of any other Person; except that Borrower's financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate, provided that (A) appropriate notation shall be made on such consolidated financial statements to indicate the separate identity of Borrower from such Affiliate and that Borrower's assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person, and (B) Borrower's assets, liabilities and net worth shall also be listed on Borrower's own separate balance sheet;

(ix)
except for capital contributions or capital distributions permitted under the terms and conditions of the Borrower's organizational documents and properly reflected on its books and records, enter into any transaction, contract or agreement with any general partner, member, shareholder, principal, guarantor of the obligations of Borrower, or any Affiliate of the foregoing, except in the ordinary course of business and upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arm's-length basis with unaffiliated third parties;

(x)	fail to maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
(xi)
except as contemplated by the Loan Documents, assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets to secure the obligations of any other Person or hold out its credit or assets as being available to satisfy the obligations of any other Person;

(xii)	make any loans or advances to, or buy or hold evidence of, indebtedness issued by any Person except in the ordinary course of business, or own any stock or securities of, any Person;
(xiii)
fail to (A) file its own tax returns separate from those of any other Person, except to the extent that Borrower is treated as a "disregarded entity" for tax purposes and is not required to file tax returns under applicable Legal Requirements, and (B) pay any taxes required to be paid under applicable Legal Requirements; provided, however, that the Borrower shall not have any obligation to reimburse its equityholders or their Affiliates for any taxes that such equityholders or their Affiliates may incur as a result of any profits or losses of the Borrower;

(xiv)
fail to (A) hold itself out to the public as a legal entity separate and distinct from any other Person, (B) conduct its business solely in its own name or (C) correct any known misunderstanding regarding its separate identity;

(xv)
fail to intend to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that Borrower's obligation to satisfy the foregoing shall (A) be contingent upon the receipt and release of Rents to Borrower for the twelve (12) month period prior to the date such obligations were due in an amount sufficient to pay such obligations after taking into account all other expenses of the Property and (B) not require Borrower's members, partners or shareholders to make additional capital contributions to Borrower;

(xvi)
without the unanimous written consent of all of its partners or members, as applicable, and the written consent of all directors or managers of Borrower or each SPE Component Entity, as applicable, including, without limitation, each Independent Director, take any Material Action or action that might cause such entity to become insolvent;

(xvii)
fail to fairly and reasonably allocate shared expenses (including, without limitation, shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses;

(xviii)
fail to intend to remain solvent or, except as contemplated by the Loan Documents, fail to pay its own liabilities (including, without limitation, salaries of its own employees) only from its own funds; provided, however, that Borrower's obligation to satisfy the foregoing shall (A) be contingent upon the receipt and release of Rents to Borrower for the twelve (12) month period prior to the date such liabilities were due in an amount sufficient to pay such liabilities after taking into account all other expenses of the Property and (B) not require Borrower's members, partners or shareholders to make additional capital contributions to Borrower;

(xix)	acquire obligations or securities of its partners, members, shareholders or other Affiliates, as applicable;
(xx)	violate or cause to be violated the assumptions made with respect to Borrower and its principals in the Non-Consolidation Opinion or any New Non-Consolidation Opinion;
(xxi)	fail to hold all of its assets solely in its own name;
(xxii)	[intentionally omitted];
(xxiii)	use the services of an employee of an Affiliate without providing fair compensation to such Affiliate for the use of such services;
(xxiv)	use the stationary, invoices and checks bearing the name of an Affiliate or any other Person;
(xxv)	have any of its obligations guaranteed by an Affiliate, except as contemplated in the Loan Agreement, the Guaranty and the Environmental Indemnity; or
(xxvi)	identify itself as a department or division of any other Person.
(b) (i) If Borrower is a partnership or limited liability company (other than a Delaware limited liability company formed under the Act which complies with the requirements of subsection (b)(ii) below), each general partner in the case of a partnership, or the managing member in the case of a limited liability company (each an "SPE Component Entity") of Borrower, as applicable, shall be a corporation or a limited liability company whose sole asset is its interest in Borrower, provided that if such SPE Component Entity is a limited liability company (other than a Delaware limited liability company), each of its managing members shall also be a SPE Component Entity.  Each SPE Component Entity (A) will at all times comply with each of the covenants, terms and provisions contained in Sections 6.1(a)(iii) through (vi) and (viii) through (xxiv) inclusive, as well as the requirements of clause (ii) below if such SPE Component Entity is a limited liability company formed under the Act, as if such representation, warranty or covenant was made directly by such SPE Component Entity; (B) will not engage in any business or activity other than owning an interest in Borrower; (C) will not acquire or own any assets other than its partnership, membership, or other equity interest in Borrower; (D) will not own any subsidiary, or make any investment in any Person other than its investment in Borrower; (E) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation) and (F) will cause Borrower to comply with the provisions of this Section 6.1 and Section 6.4.  Prior to the withdrawal or the disassociation of any SPE Component Entity from Borrower, Borrower shall immediately appoint a new general partner or managing member whose articles of incorporation or limited liability company agreement, as applicable, are substantially similar to those of such SPE Component Entity and, if an opinion letter pertaining to substantive consolidation was required at closing, deliver a new opinion letter acceptable to Lender and the Rating Agencies with respect to the new SPE Component Entity and its equity owners.  Notwithstanding the foregoing, to the extent Borrower is a Delaware limited liability company, so long as Borrower maintains such formation status and complies with the requirements set forth in subsection (ii) below, the SPE Component Entity requirement as set forth in this section shall not be applicable.
(ii)
In the event Borrower or SPE Component Entity is a limited liability company formed under the Act (as applicable, the "Company"), the limited liability company agreement of the Company (the "LLC Agreement") shall provide that (A) upon the occurrence of any event that causes the last remaining member of the Company ("Member") to cease to be the member of the Company (other than (1) upon an assignment by Member of all of its limited liability company interest in the Company and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (2) the resignation of Member and the admission of an additional member of the Company in accordance with the terms of the Loan Documents and the LLC Agreement), the personal representative of Member shall, within ninety (90) days, agree in writing to continue the existence of the Company and to the admission of such personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that caused the Member to cease to be a member of the Company, and any person acting as Independent Director of the Company and executing the LLC Agreement ("Special Member") shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of the Company, automatically be admitted to the Company and shall continue the existence of the Company without dissolution, and (B) Special Member may not resign from the Company or transfer its rights

(iii)
as Special Member unless (1) a successor Special Member has been admitted to the Company as Special Member in accordance with the requirements of the Act and (2) after giving effect to such resignation, such successor Special Member has also accepted its appointment as an Independent Director.  The LLC Agreement shall further provide that (v) Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member, (w) Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of the assets of the Company, (x) pursuant to Section 18-301 of the Act, Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company, (y) Special Member, in its capacity as Special Member, may not bind the Company, and (z) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company; provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Director, to vote on such matters required by the Loan Documents or the LLC Agreement.  Prior to its admission to the Company as Special Member, Special Member shall not be a member of the Company, but the Special Member may serve as an Independent Director of the Company.  Any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of the Company and upon the occurrence of such an event, the existence of the Company shall continue without dissolution.  The LLC Agreement shall also provide that each of Member and Special Member waives any right it might have to agree in writing to dissolve the Company upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of the Company.

(c) The organizational documents of Borrower and each SPE Component Entity shall provide an express acknowledgment that Lender is an intended third-party beneficiary of the "special purpose" provisions of such organizational documents.

Section 6.2. Change of Name, Identity or Structure
Borrower shall not change or permit to be changed (a) Borrower's name, (b) Borrower's identity (including its trade name or names), (c) Borrower's principal place of business set forth on the first page of this Agreement, (d) the corporate, partnership or other organizational structure of Borrower, each SPE Component Entity (if any), or Guarantor, (e) Borrower's state of organization, or (f) Borrower's organizational identification number, without in each case notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's structure or state of organization, without first obtaining the prior written consent of Lender.  At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.  If Borrower does not now have an organizational identification number and later obtains one, or if the organizational identification number assigned to Borrower subsequently changes, Borrower shall promptly notify Lender of such organizational identification number or change.
Section 6.3. Business and Operations
Borrower will qualify to do business and will remain in good standing under the laws of the State as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.
Section 6.4. Independent Director
The organizational documents of Borrower (where Borrower is a corporation or a limited liability company formed under the Act) or SPE Component Entity, as applicable, shall include the following provisions: (a) at all times there shall be, and Borrower or SPE Component Entity, as applicable, shall cause there to be, at least one Independent Director; (b) the board of directors or managers of Borrower or SPE Component Entity, as applicable, shall not take any Material Action which, under the terms of any certificate of incorporation, by-laws, voting trust agreement with respect to any common stock, articles of organization or operating agreement requires unanimous vote of the board of directors or managers of Borrower or SPE Component Entity, as applicable, unless at the time of such action there shall be at least one member of the board of directors or managers who is an Independent Director; (c) Borrower or SPE Component Entity, as applicable, shall not, without the unanimous written consent of its board of directors or managers, including the Independent Director, on behalf of itself or Borrower, as the case may be, take any Material Action or any action that might cause such entity to become insolvent, and when voting with respect to such matters, the Independent Director shall, to the fullest extent permitted by law, including Section 18-1101(c) of the Act, and notwithstanding any duty otherwise existing at law or in equity, consider only the interests of the Borrower and the SPE Component Entity (including their respective creditors), and except for its duties to the Borrower and the SPE Component Entity with respect to voting on matters as set forth immediately above (which duties shall extend to the constituent equity owners of Borrower and the SPE Component Entity solely to the extent of their respective economic interests in Borrower or the SPE Component Entity but shall exclude (i) all other interests of such constituent equity owners,

(ii) the interests of other affiliates of Borrower or the SPE Component Entity, and (iii) the interests of any group of affiliates of which Borrower and the SPE Component Entity are a part), the Independent Directors shall not have any fiduciary duties to such constituent equity owners, any officer or any other Person; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing; and (d) no Independent Director of Borrower or SPE Component Entity may be removed or replaced other than as a result of an Independent Director Event, and any such removal or replacement shall not occur unless Borrower or SPE Component Entity provides Lender with not less than five (5) Business Days prior written notice of (i) any proposed removal of an Independent Director, together with a statement as to the reasons for such removal, and (ii) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director; provided, however, no resignation or removal of an Independent Director shall be effective until a successor Independent Director is appointed and has accepted his or her appointment.

ARTICLE 7
 NO SALE OR ENCUMBRANCE
Section 7.1. Transfer Definitions
For purposes of this Article 7 "Restricted Party" shall mean Borrower, Guarantor, any SPE Component Entity (if any), any Affiliated Manager, or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Guarantor, any SPE Component Entity (if any), any Affiliated Manager or any non-member manager, other than a natural person; and a "Transfer" shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.
Section 7.2. No Sale/Encumbrance
(a) Borrower shall not, without the prior written consent of Lender, cause or permit a Transfer of the Property or any part thereof or any legal or beneficial interest therein nor permit a Transfer of an interest in any Restricted Party, nor otherwise permit a dissolution of a Restricted Party, other than pursuant to Leases of space in the Improvements to Tenants in accordance with the provisions of Section 5.13 or as otherwise expressly permitted in accordance with the terms of this Agreement (in each case, a "Prohibited Transfer").
(b) A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Transfer of such corporation's stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited, general or limited liability partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Transfer of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Transfer of the membership interest of any member or any profits or proceeds relating to such membership interest or the creation or issuance of new membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Transfer of the legal or beneficial interest in such Restricted Party or the creation or issuance of new legal or beneficial interests; (vii) the removal or the resignation of any Manager (including, without limitation, an Affiliated Manager) other than in accordance with Section 5.14; or (viii) entering into a PACE Loan.

Section 7.3. Permitted Transfers
Notwithstanding anything contained in the Loan Documents to the contrary, the following Transfers of legal or beneficial equity interests shall not be deemed to be a Prohibited Transfer and shall not require the consent of Lender or compliance with the provisions of Section 7.4 hereof: (a) a Transfer (but not the pledge) by devise or descent or by operation of law upon the death or as a result of the legal incapacity of a natural person of such Person's interest in a Restricted Party to the person or persons lawfully entitled thereto, provided Borrower delivers written notice to Lender as soon as practicable thereafter and that such Restricted Party is promptly reconstituted, if applicable, following the death or incapacity of such person; (b) Transfers (but not pledges) made in good faith for estate planning purposes of an individual's interests in any Restricted Party to the spouse or any lineal descendant of such individual, or to a trust for the benefit of any one or more of such individual, spouse or lineal descendant, provided such Restricted Party is reconstituted, if required, following such Transfer; (c) the Transfer (but not the pledge) of the stock, partnership or membership interests (as the case may be) in a Restricted Party including, without limitation, a Transfer to a wholly-owned Affiliate of Guarantor; provided, however, with respect to clauses (a), (b) and (c) above, (i) no such Transfers shall result in a change in Control of Borrower, Guarantor, any SPE Component Entity or any Affiliated Manager, (ii) following such Transfer, Guarantor shall collectively own not less than fifty-one percent (51%) of the direct or indirect equity interests in Borrower and any SPE Component Entity, and Control Borrower and any SPE Component Entity, (iii) following such Transfer, Borrower and any SPE Component Entity shall continue to satisfy the requirements of Section 6.1 hereof, (iv) as a condition to each such Transfer, (A) except with respect to clause (a), Lender shall receive not less than thirty (30) days prior written notice of such proposed Transfer, (B) Borrower shall continue to comply with the representations, warranties and covenants contained in Sections 4.38, 5.18 and 5.23 hereof (and upon request of Lender, deliver to Lender a statement signed by an authorized officer of Borrower which certifies to such compliance), (C) to the extent any transferee will own twenty percent (20%) or more of the direct or indirect ownership interests in Borrower immediately following such transfer (provided such transferee owned less than twenty percent (20%) of the direct or indirect ownership interests in Borrower as of the Closing Date), Lender may request and Borrower shall deliver, at Borrower's sole cost and expense, customary searches (including without limitation credit, judgment, lien, litigation, bankruptcy, criminal and watch list) the results of which shall be acceptable to Lender with respect to such transferee; and (D) if such Transfer shall cause any transferee, together with its Affiliates, to acquire direct or indirect equity interests in Borrower or any SPE Component Entity aggregating to more than forty-nine percent (49%), or to increase its equity interests in Borrower or any SPE Component Entity from an amount that is less than forty-nine percent (49%) to an amount that is greater than forty-nine percent (49%), Borrower shall deliver a New Non-Consolidation Opinion addressing such Transfer or (d) the sale, transfer or issuance of shares of common stock in any Restricted Party that is publicly traded and listed on the New York Stock Exchange or another nationally recognized publicly-traded stock exchange.  Upon request from Lender, Borrower shall promptly deliver to Lender an updated organizational chart reflecting each Transfer made pursuant to this Section 7.3.  All out-of-pocket reasonable costs and expenses incurred by Lender in connection with its review of any of the foregoing Transfers shall be paid by Borrower whether or not any such Transfer is consummated.

Section 7.4. Assumption
Notwithstanding the foregoing provisions of this Article 7, following the date which is six (6) months after the Closing Date, Lender shall not unreasonably withhold consent to a Transfer of the Property in its entirety or one hundred percent (100%) of the ownership interests in Borrower to, and the assumption of the Loan by, any Person (a "Transferee") provided that each of the following terms and conditions are satisfied:
(a) no Event of Default shall be continuing at the time the notice in clause (b) below is received by Lender or at the time of the Transfer;
(b) Borrower shall (i) deliver written notice to Lender of the terms of such proposed Transfer not less than sixty (60) days before the date on which such Transfer is scheduled to close and, concurrently therewith, all such information concerning the proposed Transfer and Transferee as Lender shall reasonably require in evaluating an initial extension of credit, which information shall include, without limitation, a fully executed copy of the purchase and sale agreement and all amendments and assignments thereof, as well as the sources and uses of funds or closing or settlement statement relating to the Transfer and (ii) pay to Lender a non-refundable processing fee in the amount of $15,000.  Lender shall have the right to approve or disapprove the proposed Transfer based on its (or the servicer's on behalf of Lender) then current underwriting and credit requirements for similar loans secured by similar properties which loans are sold in the secondary market, such approval not to be unreasonably withheld.  In determining whether to give or withhold its approval of the proposed Transfer, Lender shall consider the experience and track record of Transferee and its principals in owning and operating facilities similar to the Property, the financial strength of Transferee and its principals, the general business standing of Transferee and its principals and Transferee's and its principals' relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Lender's agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Lender determines to be commercially reasonable and, if given, may be given subject to such conditions as Lender may deem reasonably appropriate;
(c) Borrower shall pay to Lender, concurrently with the closing of such proposed Transfer, (i) a non-refundable assumption fee in an amount equal to one-half of one percent (0.5%) of the then outstanding principal balance of the Note for the first such Transfer, and one percent (1.0%) of the then outstanding principal balance of the Note for each subsequent such Transfer, and (ii) all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees and disbursements and Rating Agency fees, incurred by Lender in connection with the proposed Transfer (which shall be paid whether or not the proposed Transfer actually occurs);

(d) (i) Transferee shall assume and agree to pay the Debt as and when due and shall assume all other obligations of Borrower under the Loan Documents subject to the provisions of Article 15 hereof and, prior to or concurrently with the closing of such Transfer, Transferee and its constituent partners, members or shareholders as Lender may require, shall execute, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption and (ii) if required by Lender, a Person affiliated with Transferee and acceptable to Lender (a "Transferee Principal") shall assume the obligations of Guarantor under the Loan Documents with respect to all acts and events occurring or arising after the closing of the Transfer;
(e) Borrower and Transferee, without any cost to Lender, shall furnish any information requested by Lender for the preparation of, and shall authorize Lender to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable Legal Requirements, and shall execute any additional documents reasonably requested by Lender;
(f) Borrower shall deliver to Lender, without any cost or expense to Lender, such endorsements to Lender's Title Insurance Policy insuring that fee simple or leasehold title to the Property, as applicable, is vested in Transferee (subject to Permitted Encumbrances), hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary at the time of the transfer, all in form and substance satisfactory to Lender;
(g) Transferee shall furnish to Lender, all documents evidencing Transferee's organization and good standing, and the qualification of the signers to execute the assumption of the Debt, which documents shall include certified copies of all documents relating to the organization and formation of Transferee and of the entities, if any, which are partners or members of Transferee.  Transferee and such constituent partners, members or shareholders of Transferee (as the case may be), as Lender shall require, shall comply with the covenants set forth in Article 6 hereof;
(h) If a Management Agreement has been entered into pursuant to the terms hereof, Transferee shall assume the obligations of Borrower under any Management Agreement or provide a new management agreement with a new manager which meets with the requirements of Section 5.14 hereof and assign to Lender as additional security such new management agreement pursuant to an assignment and subordination of management agreement and consent of manager or similar agreement in form and substance reasonably satisfactory to Lender;
(i) Transferee shall assume the obligations of Borrower under any Deposit Account Control Agreement or provide a new Deposit Account Control Agreement with a new Deposit Bank in form and substance reasonably satisfactory to Lender;

(j) Transferee shall furnish to Lender, if required by the Lender, a REMIC Opinion, a New Non-Consolidation Opinion and an opinion of counsel satisfactory to Lender and its counsel (A) that Transferee's formation documents provide for the matters described in subparagraph (g) above, (B) that the assumption of the Debt has been duly authorized, executed and delivered, and that the assumption agreement and the other Loan Documents are valid, binding and enforceable against Transferee in accordance with their terms, (C) that Transferee and any entity which is a controlling stockholder, member or general partner of Transferee, have been duly organized, and are in existence and good standing, and (D) with respect to such other matters as Lender may reasonably request;
(k) if required by Lender, Lender shall receive a Rating Agency Confirmation; and
(l) Borrower's obligations under the purchase and sale agreement pursuant to which the Transfer is proposed to occur shall expressly be subject to the satisfaction of the terms and conditions of this Section 7.4.
The consent of Lender with respect to a Transfer of the Property in its entirety to, and the assumption of the Loan by, a Transferee pursuant to this Section 7.4 shall not be construed to be a waiver of the right of Lender to consent to any subsequent Transfer of the Property.  Upon the Transfer of the Property pursuant to this Section 7.4, Borrower and Guarantor (if a Transferee Principal has assumed the obligations of Guarantor under the Loan Documents pursuant to this Section 7.4) shall be relieved of all liability under the Loan Documents for acts, events, conditions, or circumstances occurring or arising after the date of such transfer, except to the extent that such acts, events, conditions, or circumstances are the proximate result of acts, events, conditions, or circumstances that existed prior to the date of such transfer, whether or not discovered prior or subsequent to the date of such transfer.
Section 7.5. Immaterial Transfers and Easements, Etc.
(a) Borrower may, without the consent of Lender, (i) make immaterial Transfers of unimproved, non-income producing portions of the Property that was given no value in the appraisal delivered in connection with the closing of the Loan to Governmental Authorities for dedication or public use (each an "Outparcel"), and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, telephone or other fiber optic or other data transmission lines, electric lines or other utilities or for other similar purposes, provided that no such Transfer, conveyance or encumbrance set forth in the foregoing clauses (i) or (ii) shall materially impair the utility and operation of the Property or reasonably be expected to, or does, have a Material Adverse Effect.  In connection with any Transfer permitted pursuant to this Section 7.5, Lender shall execute and deliver any instrument reasonably necessary or appropriate, in the case of the Transfers referred to in clause (i) above, to release the portion of the Property affected by such Condemnation or such Transfer from the Lien of the Mortgage or, in the case of clause (ii) above, to subordinate the Lien of the Mortgage to such easements, restrictions, covenants, reservations and rights of way or other similar grants upon receipt by Lender of:

(A)	fifteen (15) days prior written notice thereof;
(B)	a copy of the instrument or instruments of Transfer;
(C)
a certificate from an officer of Borrower stating (1) with respect to any Transfer, the consideration, if any, being paid for the Transfer, and (2) that such Transfer does not materially impair the utility and operation of the Property and would not reasonably be expected to have and does not have a Material Adverse Effect; and

(D)
reimbursement of all of Lender's reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred in connection with such Transfer (which shall be paid by Borrower whether or not the proposed Transfer actually occurs).

(b) Notwithstanding the foregoing provisions of this Section 7.5, for so long as the Loan is included in a REMIC Trust in connection with a Securitization, no release of the Outparcel from the Lien of the Mortgage will be permitted unless, immediately after the Release, either (i) the LTV Ratio is equal to or less than one hundred twenty-five percent (125%) (such value to be determined, in Lender's sole discretion, by any commercially reasonable method permitted to a REMIC Trust, based solely on the value of the real property excluding personal property and going concern value, if any) or (ii) the principal balance of the Loan is paid down by the least of the following amounts:  (A) an amount equal to the net proceeds or other compensation paid by a Governmental Authority in connection with a Transfer described in Section 7.5(a)(i), (B) the fair market value of the Outparcel at the time of release, or (C) an amount such that the LTV Ratio (as so determined by Lender) does not increase after the release, unless the Lender receives an opinion of counsel that such Securitization will not fail to maintain its status as a REMIC Trust as a result of the release.
ARTICLE 8
 INSURANCE; CASUALTY; CONDEMNATION; RESTORATION
Section 8.1. Insurance
(a) Borrower shall obtain and maintain, or cause to be obtained and maintained, at all times insurance for Borrower and the Property providing at least the following coverages:
(i)
insurance with respect to the Improvements and the Personal Property providing coverage for losses sustained by fire and other risks and hazards covered by a standard extended coverage insurance policy providing "special" form coverage (A) in an amount equal to not less than the lesser of (1) one hundred percent (100%) of the full insurable value written on a replacement cost basis, which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations,

(ii)
underground utilities and footings) with no deduction for depreciation, or (2) the original principal balance of the Loan; (B) containing either an agreed amount endorsement with respect to the Improvements and Personal Property or a waiver of all co-insurance provisions; (C) providing for no "all other perils" deductible in excess of the greater of $25,000 or five percent (5%) of underwritten net cash flow as determined by Lender for all such insurance coverage; (D) insuring against at least those risks and hazards that are commonly insured against under a "special causes of loss" form of policy, as the same shall exist on the date hereof (including, without limitation, windstorm and "named storm" coverage), together with any increase in the scope of coverage provided under such form after the date hereof; (E) with loss payable to Lender; and (F) if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements and containing an "Ordinance or Law Coverage" or "Enforcement" endorsement;

(iii)
commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property (including "dram shop" or other liquor liability coverage if alcoholic beverages are dispensed at the Property), with such insurance (A) to be on the so-called "occurrence" form with a general aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than $1,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations; (3) independent contractors; and (4) contractual liability covering, to the maximum extent permitted by law, Borrower's obligation to indemnify Lender as required under this Agreement; and (D) naming Lender as additional insured;

(iv)
loss of rents or business interruption insurance, as applicable, (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsections (i) and (iv) through (vii); and (C) which provides that after the physical loss to the Improvements and Personal Property occurs, the loss of rents or income, as applicable, will be insured until completion of Restoration or the expiration of eighteen (18) months, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) which contains an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period.  The amount of such loss of rents or business interruption insurance, as applicable, shall be determined prior to the date hereof and at least once each year thereafter based on Lender's reasonable estimate of the net operating income from the Property for the succeeding period of coverage as required above.  Coverage for twelve (12) months of contingent business interruption and ingress/egress are also required unless waived by Lender.  All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations

(v)
secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note, this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such loss of rents or business interruption insurance, as applicable;

(vi)
if any portion of the Improvements is currently or at any time in the future located in a "special flood hazard area" designated by the Federal Emergency Management Agency, flood hazard insurance covering building and contents in an amount equal to not less than the lesser of (A) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, (B) the outstanding principal amount of the Loan, or (C) the insurable value of the Property, together with such "excess flood" insurance naming Lender as loss payee in such amount and with such deductible as Lender may reasonably require;

(vii)
if the Property is located in an area with a high degree of seismic activity as determined by Lender, and the probable maximum loss ("PML") as determined by Lender in the event of an earthquake would exceed 20% of the full replacement cost of the Improvements, earthquake insurance in form and substance satisfactory to Lender in an amount not less than one hundred percent (100%) of the PML or such additional amount as may be required by Lender, plus loss of rents or business interruption; with such PML being based on a 475-year return period, exposure period of 50 years and a 10% probability of exceedance, provided that such earthquake insurance shall be on terms consistent with the special causes of loss form required under subsection (i) above;

(viii)
at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called Builder's Risk Completed Value form (1) on a non-reporting basis, (2) against "special causes of loss" insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(ix)
comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(x)
workers' compensation, subject to the statutory limits of the State, and employer's liability insurance in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

(xi)	excess liability insurance in an amount not less than $10,000,000 on terms consistent with the commercial general liability insurance required under subsection (ii) above;
(xii)
the insurance required under this Section 8.1(a) above shall cover perils of terrorism and acts of terrorism and Borrower shall maintain insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Section 8.1(a) above at all times during the term of the Loan; and

(xiii)
such additional insurance policies and coverage, and in such amounts, (A) as may be required pursuant to any and all agreements, declarations, covenants, and/or other arrangements to which Borrower is a party or to which Borrower or the Property is subject, including, without limitation, any declarations of covenants, conditions and restrictions or similar covenants and/or restrictions affecting the Property, franchise agreements, licenses or leases, and (B) as Lender from time to time may reasonably request against such other insurable hazards (including, but not limited to, sinkhole, mine subsidence, mold, spores or fungus) which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

(b) All insurance provided for in Section 8.1(a) shall be obtained under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy") meeting the requirements of Section 8.1(a) and shall otherwise be acceptable to Lender as to amounts, forms, deductibles, loss payees and insureds.  The Policies shall be issued by financially sound and responsible insurance companies authorized and admitted to do business in the State and having a financial strength rating of at least "A" and a financial size category of at least "VIII" from Alfred M. Best Company, Inc. and a claims paying ability and financial strength rating of at least "A‑" or better by S&P (and the equivalent ratings for Moody's, Fitch and DBRS to the extent each such Rating Agency rates the insurance company and is rating the Securities) or such other ratings approved by Lender.  To the extent such Policies are not available as of the Closing Date, Borrower shall deliver to Lender prior to the Closing Date an Acord 28 or similar certificate of insurance evidencing the coverages and amounts required hereunder and, upon request of Lender as soon as available after the Closing Date, certified copies of all Policies.  Not less than ten (10) days prior to the expiration dates of any insurance coverage in place with respect to the Property, Borrower shall deliver to Lender an Acord 28 or similar certificate, accompanied by evidence satisfactory to Lender of payment of the premiums due in connection therewith (the "Insurance Premiums"), and, as soon as available thereafter, certified copies of all renewal Policies.
(c) Any Policy may be in the form of a blanket insurance policy, provided that such policy shall provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 8.1(a) hereof; provided, however, any blanket insurance policy that does not specifically allocate to the Property the amount of coverage from time to time required hereunder shall be subject to Lender's reasonable approval after taking into account, among other things, the amount, location, number, type and size of properties covered by such blanket insurance policy.

(d) All Policies provided for or contemplated by Section 8.1(a) shall (i) other than the coverage referenced in clause (a)(viii) above, name Lender as the additional insured, as its interests may appear, and (ii) other than the coverage referenced in clauses (a)(ii), (viii) and (ix) above, contain a standard non-contributory mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.
(e) All Policies provided for in Section 8.1(a) shall contain clauses or endorsements to the effect that:
(i)
no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii)
the Policies shall not be canceled without at least thirty (30) days (or in the case of non-payment of Insurance Premiums, ten (10) days) prior written notice to Lender and any other party named therein as an additional insured;

(iii)	the issuers thereof shall give written notice to Lender if the Policies have not been renewed thirty (30) days prior to its expiration; and
(iv)	Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.
(f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, obtaining such insurance coverage as Lender in its sole discretion deems appropriate.  All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.
Section 8.2. Casualty
If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the Restoration in accordance with Section 8.4.  Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance.  Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower.  Borrower shall adjust all claims for Insurance Proceeds that are in amounts less than the Restoration Threshold and Lender shall have the right to approve any adjustment of claims for Insurance Proceeds in amounts equal to or in excess of the Restoration Threshold; provided, however, if an Event of Default has occurred and is continuing, Lender shall have the exclusive right to participate in the adjustment of claims for Insurance Proceeds.  Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable in connection with the Property and Borrower shall reimburse Lender for any expenses incurred by Lender in connection therewith, including without limitation, reasonable out-of-pocket attorneys' fees.
Section 8.3. Condemnation
Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of the Property of which Borrower has knowledge and shall deliver to Lender copies of any and all documents served in connection with such proceedings.  Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all documents requested by it to permit such participation.  Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings.  Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt.  Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note.  If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration and otherwise comply with the provisions of Section 8.4, whether or not any Net Proceeds are available to Borrower pursuant to Section 8.4.  If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.
Section 8.4. Restoration
The following provisions shall apply in connection with the Restoration of the Property:
(a) If the Net Proceeds shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, the Net Proceeds will be available to Borrower for Restoration upon receipt of Borrower's written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.
(b) If the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration are equal to or greater than the Restoration Threshold, the Net Proceeds shall be available to Borrower for the Restoration subject to the conditions of and in accordance with the provisions of this Section 8.4.  The term "Net Proceeds" for purposes of this Section 8.4 shall mean: (i) the net amount of all insurance proceeds payable as a result of a Casualty (excluding insurance proceeds from rent loss, liability or workers' compensation coverage), after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees and disbursements), if any, in collecting the same ("Insurance Proceeds"), or (ii) the net amount of the Award as a result of a Condemnation, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees and disbursements), if any, in collecting the same ("Condemnation Proceeds"), whichever the case may be.
(i)	The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:
(A)	no Event of Default shall have occurred and be continuing;
(B)
(1) in the event the Net Proceeds are Insurance Proceeds, less than thirty percent (30%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of a Casualty and the amount of damage does not exceed thirty percent (30%) of the Property's fair market value (as reasonably determined by Lender) immediately prior to the occurrence of such Casualty, or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, such land is located along the perimeter or periphery of the Property, and less than fifteen percent (15%) of the aggregate floor area of the Improvements is taken and the taking does not exceed fifteen percent (15%) of the Property's fair market value immediately prior to the occurrence of such taking;

(C)
Leases covering in the aggregate at least seventy-five percent (75%) of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, and each Major Lease in effect as of such date shall remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration;

(D)
Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(E)
Lender shall be satisfied that all scheduled payments of principal and interest under the Note, which will be incurred during the period of Restoration will be covered out of the Net Proceeds, insurance coverage referred to in Section 8.1(a)(iii) above, or other funds of Borrower;

(F)
Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases or material agreements affecting the Property, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation, or (4) the expiration of the insurance coverage referred to in Section 8.1(a)(iii);

(G)
Lender shall be satisfied that the fair market value and cash flow from the Property after the Restoration will not be less than the fair market value and cash flow immediately prior to the Casualty or Condemnation, as applicable;

(H)	the Property and the use thereof after the Restoration will be in compliance with and permitted under all Legal Requirements;
(I)	the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;
(J)	such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the Improvements that would reasonably be expected to have a Material Adverse Effect;
(K)
Borrower shall deliver, or cause to be delivered, to Lender a detailed budget certified by Borrower's architect or engineer setting forth the cost of completing the Restoration, which budget shall be acceptable to Lender, together with complete plans and specifications for the Restoration; and

(L)	the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender's reasonable judgment to cover the cost of the Restoration.
(ii)
Net Proceeds, until made available to Borrower in accordance with the provisions of this Section 8.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents.  Net Proceeds shall be available to Borrower during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all the conditions precedent to such advance, including those set forth in Section 8.4(b)(i), have been satisfied, (B) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the related Restoration item have been paid for in full, and (C) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.  Insurance Proceeds from rent loss or business interruption coverage, as applicable, which are required to be maintained by Borrower pursuant to Section 8.1(a), shall be controlled by Lender at all times, shall not be subject to the provisions of this Section 8.4 and shall be used solely for the payment of the obligations under the Loan Documents and operating expenses.

(iii)
All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "Restoration Consultant"), in each case, which shall not be unreasonably withheld, conditioned or delayed.  Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration.  The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts in excess of $50,000 under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Restoration Consultant, in each case, which shall not be unreasonably withheld, conditioned or delayed.  All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration, including, without limitation, reasonable counsel fees and disbursements and the Restoration Consultant's fees, shall be paid by Borrower.

(iv)
In no event shall Lender be obligated to make Net Proceeds available to Borrower in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Restoration Consultant, minus the Restoration Retainage.  The term "Restoration Retainage" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Restoration Consultant, until the Restoration has been completed.  The Restoration Retainage shall be reduced to five percent (5%) of the costs incurred upon receipt by Lender of satisfactory evidence that fifty percent (50%) of the Restoration has been completed.  The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 8.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration.  The Restoration Retainage shall not be released until the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 8.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage; provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Restoration Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement.  If required by Lender, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v)	Lender shall not be obligated to make Net Proceeds available to Borrower more frequently than once every calendar month.
(vi)
If at any time the Net Proceeds or the portion thereof not yet made available to Borrower for Restoration shall not, in the reasonable opinion of Lender in consultation with the Restoration Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Restoration Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any Net Proceeds shall thereafter be made available to Borrower.  The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the making of the Net Proceeds available to Borrower for Restoration, and until so disbursed pursuant to this Section 8.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

(vii)
The excess, if any, of the Insurance Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 8.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

(c) All Net Proceeds not required to be made available for Restoration, returned to Borrower as excess Net Proceeds pursuant to Section 8.4(b)(vii), or in the case of Condemnation Proceeds, applied by Lender in accordance with this Section 8.4(c), may (i) be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, (ii) at the sole discretion of Lender, be paid, either in whole or in part, to Borrower for such purposes and upon such conditions as Lender shall designate.  If, pursuant to this Section 8.4, Lender shall receive and retain Net Proceeds, the Debt shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction thereof; provided, however, that in the event the Net Proceeds are applied to the Debt due to Lender not making the Net Proceeds available for Restoration and such Net Proceeds are not sufficient to repay the Debt in its entirety, then for so long as no Event of Default has occurred and is continuing, Borrower shall be permitted to prepay the remainder of the outstanding Debt in compliance with the requirements of Article 2, without the requirement for defeasance or the payment of any prepayment premiums, fee or penalty.  Following a Securitization of the Loan, if, after a taking of any portion of the Property by a condemning authority, the ratio of the unpaid principal balance of the Loan to the value of the remaining Property (as determined by Lender using any commercially reasonable valuation method, but based solely on the value of real property and excluding personal property and going-concern value) (the "LTV Ratio") is greater than one hundred twenty-five percent (125%), then Borrower shall be required to repay a portion of the principal balance of the Debt by an amount equal to the least of the following amounts:

(i) all Condemnation Proceeds, (ii) the fair market value of such portion of the Property taken at the time of the taking, and (iii) an amount such that the LTV Ratio following the taking is not greater than the LTV Ratio immediately prior to the taking.
(d) In the event of foreclosure of the Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure, Lender or other transferee in the event of such other transfer of title.

ARTICLE 9
 RESERVE FUNDS
Section 9.1. Required Repairs
(a) Borrower shall make the repairs and improvements to the Property set forth on Schedule 9.1 and as more particularly described in the Property Condition Report prepared in connection with the closing of the Loan (such repairs hereinafter referred to as "Required Repairs").  Borrower shall complete the Required Repairs in a good and workmanlike manner on or before the date that is twelve (12) months from the Closing Date or within such other time frame for completion specifically set forth on Schedule 9.1.
(b) Borrower shall establish on the date hereof an Eligible Account with Lender or Lender's agent to fund the Required Repairs (the "Required Repair Account") into which Borrower shall deposit on the date hereof the amount of $596,250.00, which amount equals one hundred twenty-five percent (125%) of the estimated cost for the completion of the Required Repairs.  Amounts so deposited shall hereinafter be referred to as the "Required Repair Funds".
(c) Upon the earliest to occur of (i) the timely completion of all Required Repairs and any Additional Required Repairs, if any, in accordance with the requirements of this Agreement, as verified by Lender in its reasonable discretion, (ii) the payment in full of the Debt or (iii) the earlier release of the Lien of the Mortgage (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, provided no Event of Default is then continuing, all amounts remaining on deposit, if any, in the Required Repair Account shall be returned to Borrower.
Section 9.2. Replacements
(a) On an ongoing basis throughout the term of the Loan, Borrower shall make capital repairs, replacements and improvements necessary to keep the Property in good order and repair and in a good marketable condition or prevent deterioration of the Property (collectively, the "Replacements").  Borrower shall complete all Replacements in a good and workmanlike manner as soon as commercially reasonable after commencing to make each such Replacement.
(b) Borrower shall establish on the date hereof an Eligible Account with Lender or Lender's agent to fund the Replacements (the "Replacement Reserve Account"), into which Borrower shall deposit on the date hereof $200,000.00.  In addition, Borrower shall deposit $5,304.00 (the "Replacement Reserve Monthly Deposit") into the Replacement Reserve Account on each Payment Date.  Amounts so deposited shall hereinafter be referred to as "Replacement Reserve Funds."

(c) All sums on deposit in the Replacement Reserve Account shall be disbursed to Borrower upon the earliest to occur of (i) payment in full of the Debt or (ii) the release of the Lien of the Mortgage (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, provided no Event of Default is then continuing.
Section 9.3. [Intentionally Omitted]
Section 9.4. Tax and Insurance Reserve Funds
(a) Borrower shall establish on the date hereof an Eligible Account with Lender or Lender's agent sufficient to discharge Borrower's obligations for the payment of Property Taxes and Insurance Premiums pursuant to Section 5.4 and Section 8.1 hereof (the "Tax and Insurance Reserve Account") into which Borrower shall deposit on the date hereof $110,562.76, which amount, when added to the required monthly deposits set forth in the next sentence, shall be sufficient to make the payments of Property Taxes and Insurance Premiums as required herein.  Borrower shall deposit into the Tax and Insurance Reserve Account on each Payment Date (a) one-twelfth of the Property Taxes that Lender estimates will be payable during the next ensuing twelve (12) months or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Property Taxes at least thirty (30) days prior to the earlier of (i) the date that the same will become delinquent and (ii) the date that additional charges or interest will accrue due to the non-payment thereof, and (b) except to the extent Lender has waived in writing the insurance escrow because the insurance required hereunder is maintained under a blanket insurance Policy acceptable to Lender in accordance with Section 8.1(c), one-twelfth of the Insurance Premiums that Lender estimates will be payable during the next ensuing twelve (12) months for the renewal of the coverage afforded by the Policies upon the expiration thereof or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the "Tax and Insurance Reserve Funds").  Lender will apply the Tax and Insurance Reserve Funds to payments of Property Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.4 and Section 8.1 hereof.  In making any disbursement from the Tax and Insurance Reserve Account, Lender may do so according to any bill, statement or estimate procured from the appropriate public office or tax lien service (with respect to Property Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof.  If the amount of the Tax and Insurance Reserve Funds shall exceed the amounts due for Property Taxes and Insurance Premiums pursuant to Section 5.4 and Section 8.1 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Reserve Account.  If at any time Lender reasonably determines that the Tax and Insurance Reserve Funds are not or will not be sufficient to pay Property Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall pay to Lender any amount necessary to make up the deficiency within ten (10) days after notice from Lender to Borrower requesting payment thereof.

(b) All sums on deposit in the Tax and Insurance Reserve Account shall be disbursed to Borrower upon the earliest to occur of (i) payment in full of the Debt or (ii) the release of the Lien of the Mortgage (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, provided no Event of Default is then continuing.
Section 9.5. Excess Cash; Operating Expenses; Extraordinary Expenses
(a) Borrower shall establish on the date hereof an Eligible Account with Lender or Lender's agent into which Borrower shall deposit all Excess Cash on each Payment Date during the continuation of a Cash Sweep Period (the "Excess Cash Reserve Account").  Amounts so deposited shall hereinafter be referred to as the "Excess Cash Reserve Funds".  Excess Cash Reserve Funds shall be held by Lender as additional security for the Loan; provided, however, during the continuance of an Event of Default, Lender shall have the right, but not the obligation, in its sole discretion to apply Excess Cash Reserve Funds to the Debt in such order and in such manner as Lender shall elect.  Provided no Event of Default has occurred and is continuing, all sums on deposit in the Excess Cash Reserve Account shall be disbursed to Borrower upon the earlier to occur of (i) payment in full of the Debt, (ii) the release of the Lien of the Mortgage (and all related obligations) in accordance with the terms of this Agreement, or (iii) the discontinuation of a Cash Sweep Period.  In the event a Cash Sweep Period occurs twice during the term of the Loan, Borrower shall not be entitled to any disbursement of Excess Cash Reserve Funds during the remaining term of the Loan, the Cash Sweep Period shall continue, and Borrower shall continue to be obligated to pay Excess Cash to Lender on each Payment Date until the Debt is paid in full.
(b) During the continuation of a Cash Sweep Period, Borrower shall submit to Lender not later than the twentieth (20th) day of each calendar month, a statement certified by Borrower in the form required by Lender (i) setting forth those Operating Expenses and Extraordinary Expenses (as well as a reasonably detailed explanation thereof) to be paid by Borrower during the following calendar month, (ii) stating that no Operating Expenses or Extraordinary Expenses are more than sixty (60) days past due.  Together with each such request, Borrower shall furnish Lender with bills and all other documents necessary for the payment of the Operating Expenses and/or Extraordinary Expenses which are the subject of such request.  Only those Operating Expenses which are consistent with the Annual Budget, as well as those Operating Expenses and Extraordinary Expenses otherwise approved by Lender in writing in its reasonable discretion, shall be approved for payment and shall be disbursed to Borrower on the next Payment Date.

Section 9.6. Required Work
Borrower shall diligently pursue all Required Repairs and Replacements (collectively, the "Required Work") to completion in accordance with the following requirements:
(a) Lender reserves the right, at its option, to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Required Work to the extent such contracts or work orders exceed $50,000.  Upon Lender's request, Borrower shall assign any contract or subcontract to Lender.
(b) In the event Lender determines in its reasonable discretion that any Required Work is not being or has not been performed in a workmanlike or timely manner, Lender shall have the option to withhold disbursement for such unsatisfactory Required Work and to proceed under existing contracts or to contract with third parties to complete such Required Work and to apply the Required Repair Funds or the Replacement Reserve Funds, as applicable, toward the labor and materials necessary to complete such Required Work, without providing any prior notice to Borrower and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.
(c) During the continuance of an Event of Default, in order to facilitate Lender's completion of the Required Work, Borrower grants Lender the right to enter onto the Property and perform any and all work and labor necessary to complete the Required Work and/or employ watchmen to protect the Property from damage.  All sums so expended by Lender, to the extent not from the Reserve Funds, shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgage.  For this purpose Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Required Work in the name of Borrower upon Borrower's failure to do so in a workmanlike and timely manner.  Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked.  Borrower empowers said attorney-in-fact as follows: (i) to use any of the Reserve Funds for the purpose of making or completing the Required Work; (ii) to make such additions, changes and corrections to the Required Work as shall be necessary or desirable to complete the Required Work; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against the Property, or as may be necessary or desirable for the completion of the Required Work, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with the Property or the rehabilitation and repair of the Property; and (vii) to do any and every act which Borrower might do on its own behalf to fulfill the terms of this Agreement.

(d) Nothing in this Section 9.6 shall: (i) make Lender responsible for making or completing the Required Work; (ii) require Lender to expend funds in addition to the Reserve Funds to make or complete any Required Work; (iii) obligate Lender to proceed with the Required Work; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Required Work.
(e) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties performing Required Work pursuant to this Section 9.6 to enter onto the Property, together with a representative of Borrower, during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Required Work and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Required Work which are or may be kept at the Property, and to complete any Required Work made pursuant to this Section 9.6.  Borrower shall cause all contractors and subcontractors to cooperate with Lender and Lender's representatives or such other persons described above in connection with inspections described in this Section 9.6 or the completion of Required Work pursuant to this Section 9.6.
(f) Lender may, to the extent any Required Work would reasonably require an inspection of the Property, inspect the Property at Borrower's expense prior to making a disbursement of the Reserve Funds in order to verify completion of the Required Work for which reimbursement is sought.  Borrower shall pay Lender a reasonable inspection fee not exceeding $1,000 for each such inspection.  Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of the Reserve Funds.  Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.
(g) The Required Work and all materials, equipment, fixtures, or any other item comprising a part of any Required Work shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other Liens (except for Permitted Encumbrances).
(h) Before each disbursement of the Reserve Funds for Required Work, Lender may require Borrower to provide Lender with a search of title to the Property effective to the date of the disbursement, which search shows that no mechanic's or materialmen's or other Liens of any nature have been placed against the Property since the date of recordation of the Mortgage and that title to the Property is free and clear of all Liens (except for Permitted Encumbrances).
(i) All Required Work shall comply with all Legal Requirements and applicable insurance requirements in all material respects including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

(j) Borrower hereby assigns to Lender all rights and claims Borrower may have against all Persons supplying labor or materials in connection with the Required Work; provided, however, that Lender may not pursue any such rights or claims unless an Event of Default has occurred and remains uncured.
Section 9.7. Release of Reserve Funds
(a) Upon written request from Borrower and satisfaction of the requirements set forth in this Agreement, Lender shall disburse to Borrower amounts from (i) the Required Repair Account to the extent necessary to pay for or reimburse Borrower for the actual costs of each Required Repair (but not exceeding one hundred twenty-five percent (125%) of the original estimated cost of such Required Repair as set forth on Schedule 9.1, unless Lender has agreed to reimburse Borrower for such excess cost pursuant to Section 9.7(f)) or (ii) the Replacement Reserve Account to the extent necessary to pay for or reimburse Borrower for the actual costs of any approved Replacements.  Notwithstanding the preceding sentence, in no event shall Lender be required to (x) disburse any amounts which would cause the amount of funds remaining in the Required Repair Account after any disbursement (other than with respect to the final disbursement) to be less than one hundred twenty-five percent (125%) of the then current estimated cost of completing all remaining Required Repairs for the Property, (y) disburse funds from any of the Reserve Accounts if an Event of Default exists, or (z) disburse funds from the Replacement Reserve Account to reimburse Borrower for the costs of routine repairs or maintenance to the Property or for costs which are to be reimbursed from funds held in the Required Repair Account.
(b) With each request for disbursement, Borrower shall certify in writing to Lender that all Required Work has been performed in accordance with all Legal Requirements and that all such Required Work has been completed lien free and paid for in full or will be paid for in full upon disbursement of the requested funds. In addition, each request for disbursement in excess of $50,000 shall be on a form provided or approved by Lender and shall (i) include copies of invoices for all items or materials purchased and all labor or services provided, (ii) specify (A) the Required Work for which the disbursement is requested, (B) the quantity and price of each item purchased, if the Required Work includes the purchase or replacement of specific items, (C) the price of all materials (grouped by type or category) used in any Required Work other than the purchase or replacement of specific items, and (D) the cost of all contracted labor or other services applicable to each Required Work for which such request for disbursement is made, and (iii) if requested by Lender, conditional lien waivers from each contractor, supplier, materialman, mechanic or subcontractor with respect to the completion of its work or delivery of its materials.  Except as provided in Section 9.7(d), each request for disbursement shall be made only after completion of the Required Repair or Replacement (or the portion thereof completed in accordance with Section 9.7(d)), as applicable, for which disbursement is requested.  Borrower shall provide Lender evidence satisfactory to Lender in its reasonable judgment of such completion or performance.

(c) Any lien waiver delivered hereunder shall conform to all Legal Requirements and shall cover all work performed and materials supplied (including equipment and fixtures) for the Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current disbursement request.
(d) If the cost of any item of Required Work exceeds $50,000, a request for disbursement from the Reserve Accounts may be made after completion of a portion of the work under such contract, provided (A) the materials for which the request is made are on site at the Property and are properly secured or have been installed in the Property, (B) all other conditions in this Agreement for disbursement have been satisfied, and (C) in the case of a Replacement, funds remaining in the Replacement Reserve Account are, in Lender's judgment, sufficient to complete such Replacement and other Replacements when required.
(e) Borrower shall not make a request for, nor shall Lender have any obligation to make, any disbursement from any Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) in any amount less than the lesser of: (i) $10,000 or (ii) the total cost of the Required Work for which the disbursement is requested.
(f) In the event Borrower requests a disbursement from the Required Repair Account to pay for or to reimburse Borrower for the actual cost of labor or materials used in connection with repairs or improvements other than the Required Repairs specified on Schedule 9.1, or for a Required Repair to the extent the cost of such Required Repair exceeds one hundred twenty-five percent (125%) of the estimated cost of such Required Repair as set forth on Schedule 9.1 (in either case, an "Additional Required Repair"), Borrower shall disclose in writing to Lender the reason why funds in the Required Repair Account should be used to pay for such Additional Required Repair.  If Lender determines that (i) such Additional Required Repair is of the type intended to be covered by the Required Repair Account, (ii) such Additional Required Repair is not covered or is not of the type intended to be covered by the Replacement Reserve Account, (iii) costs for such Additional Required Repair are reasonable, (iv) the funds in the Required Repair Account are sufficient to pay for such Additional Required Repair and all other Required Repairs for the Property specified on Schedule 9.1, and (v) all other conditions for disbursement under this Agreement have been met, Lender may disburse funds from the Required Repair Account.
(g) Lender's disbursement of any Reserve Funds or other acknowledgment of completion of any Required Work in a manner satisfactory to Lender shall not be deemed a certification or warranty by Lender to any Person that the Required Work has been completed in accordance with Legal Requirements.

(h) If the funds in any Reserve Account should exceed the amount of payments actually applied by Lender for the purposes of the account, Lender in its sole discretion shall either return any excess to Borrower or credit such excess against future payments to be made to that Reserve Account.  If at any time Lender reasonably determines that the Reserve Funds are not or will not be sufficient to make the required payments, Lender shall notify Borrower of such determination and Borrower shall pay to Lender any amount necessary to make up the deficiency within ten (10) days after notice from Lender to Borrower requesting payment thereof.
(i) The insufficiency of any balance in any of the Reserve Accounts shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.
Section 9.8. Reserve Funds Generally
(a) Reserve Funds shall not be invested except in such Permitted Investments as determined and directed by Lender or its loan servicer.  Except for Interest-Bearing Reserve Funds, all income and interest earned on the investment of Reserve Funds shall be for the account of and be retained by Lender or such loan servicer.  All income and interest earned on the investment of Interest-Bearing Reserve Funds shall be for the account of Borrower.  In no event shall Lender or its loan servicer be required to invest Reserve Funds in any particular type of Permitted Investment or select any particular account or credit funds therein at any particular rate of interest, provided that selection of the account and the rate of interest credited to Borrower on funds deposited therein shall be consistent with the general standards at the time being utilized by Lender or its loan servicer, as applicable, in establishing similar accounts for loans of comparable type.  Any income or interest credited to Borrower hereunder shall be part of the applicable Reserve Account and shall be disbursed in accordance with Section 9.7 above; provided, however, that Lender may, at its election, retain any such interest for its own account during the occurrence and continuance of an Event of Default.  Borrower agrees that it shall include all interest to which it is entitled under the terms hereof as the income of Borrower and shall be the owner of the Reserve Funds for federal and applicable state and local tax purposes, except to the extent that Lender retains any interest for its own account during the occurrence and continuance of an Event of Default as provided herein.
(b) Borrower grants to Lender a first-priority perfected security interest in, and assigns and pledges to Lender, each of the Reserve Accounts and any and all Reserve Funds now or hereafter deposited in the Reserve Accounts as additional security for payment of the Debt.  Until expended or applied in accordance herewith, the Reserve Accounts and the Reserve Funds shall constitute additional security for the Debt.  The provisions of this Section 9.8 are intended to give Lender "control" of the Reserve Accounts within the meaning of the UCC.

(c) The Reserve Accounts and any and all Reserve Funds now or hereafter deposited in the Reserve Accounts shall be subject to the exclusive dominion and control of Lender, which shall hold the Reserve Accounts and any or all Reserve Funds now or hereafter deposited in the Reserve Accounts subject to the terms and conditions of this Agreement.  Without limitation of the foregoing, Borrower and Lender acknowledge and agree that: (i) each Reserve Account is a "securities account" (within the meaning of Section 8-501(a) of the UCC); (ii) all property held in any Reserve Account (including without limitation cash) shall be treated as a "financial asset" (within the meaning of Section 8-102(a)(9) of the UCC); and (iii) the security interest of Lender therein shall be automatically perfected by control pursuant to Sections 8-106(e) and 9-106(a) of the UCC.  Borrower shall have no right of withdrawal from the Reserve Accounts or any other right or power with respect to the Reserve Accounts or any or all of the Reserve Funds now or hereafter deposited in the Reserve Accounts, except as expressly provided in this Agreement.
(d) Lender shall furnish or cause to be furnished to Borrower, without charge, an annual accounting of each Reserve Account in the normal format of Lender or its loan servicer, showing credits and debits to such Reserve Account and the purpose for which each debit to each Reserve Account was made.
(e) As long as no Event of Default is continuing, Lender shall make disbursements from the Reserve Accounts in accordance with this Agreement.  All such disbursements shall be deemed to have been expressly pre-authorized by Borrower, and shall not be deemed to constitute the exercise by Lender of any remedies against Borrower unless an Event of Default has occurred and is continuing and Lender has expressly stated in writing its intent to proceed to exercise its remedies as a secured party, pledgee or lienholder with respect to the Reserve Accounts.
(f) If any Event of Default is continuing, Borrower shall immediately lose all of its rights to receive disbursements from the Reserve Accounts until the earlier to occur of (i) the date on which such Event of Default is cured to Lender's satisfaction, or (ii) the payment in full of the Debt.  In addition, at Lender's election, Borrower shall lose all of its rights to receive interest on the Interest Bearing Reserve Funds during the occurrence and continuance of an Event of Default. Upon the occurrence and continuance of any Event of Default, Lender may exercise any or all of its rights and remedies as a secured party, pledgee and lienholder with respect to the Reserve Accounts.  Without limitation of the foregoing, during the continuance of any Event of Default, Lender may use and disburse the Reserve Funds (or any portion thereof) for any of the following purposes: (A) repayment of the Debt, including, but not limited to, principal prepayments and the prepayment premium applicable to such full or partial prepayment (as applicable); (B) reimbursement of Lender for all losses, fees, costs and expenses (including, without limitation, reasonable legal fees) suffered or incurred by Lender as a result of such Event of Default; (C) payment of any amount expended in exercising any or all rights and remedies available to Lender at law or in equity or under this Agreement or under any of the other Loan Documents; (D) payment of any item from any of the Reserve Accounts as required or permitted under this Agreement; or (E) any other purpose permitted by applicable Legal Requirements; provided, however, that any such application of funds shall not cure or be deemed to cure any Event of Default.  Without limiting any other provisions hereof, each of the remedial actions described in the immediately preceding sentence shall be deemed to be a commercially reasonable exercise of Lender's rights and remedies as a secured party with respect to the Reserve Funds and shall not in any event be deemed to constitute a setoff or a foreclosure of a statutory banker's lien.  Nothing in this Agreement shall obligate Lender to apply all or any portion of the Reserve Funds to effect a cure of any Event of Default, or to pay the Debt, or in any specific order of priority.  The exercise of any or all of Lender's rights and remedies under this Agreement or under any of the other Loan Documents shall not in any way prejudice or affect Lender's right to initiate and complete a foreclosure under the Mortgage.
(g) The Reserve Funds shall not constitute escrow or trust funds and may be commingled in one or more Eligible Accounts with other funds controlled by Lender or its loan servicer, including, without limitation, funds pledged in favor of Lender by other borrowers, whether for the same purposes as the Reserve Accounts or otherwise.  Without limiting any other provisions of this Agreement or any other Loan Document, the Reserve Accounts may be established and held in such name or names as Lender or its loan servicer, as agent for Lender, shall deem appropriate, including, without limitation, in the name of Lender or such loan servicer as agent for Lender.  In the case of any Reserve Funds which are held in a commingled account, Lender or its loan servicer, as applicable, shall maintain records sufficient to enable it to determine at all times which portion of such account is related to the Loan.  The Reserve Accounts are solely for the protection of Lender.  With respect to the Reserve Accounts, Lender shall have no responsibility beyond the allowance of due credit for the sums actually received by Lender or beyond the reimbursement or payment of the costs and expenses for which such accounts were established in accordance with their terms.  Upon assignment of the Loan by Lender, any Reserve Funds shall be turned over to the assignee and any responsibility of Lender as assignor shall terminate.  The requirements of this Agreement concerning the Reserve Accounts in no way supersede, limit or waive any other rights or obligations of the parties under any of the Loan Documents or under applicable Legal Requirements.
(h) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Reserve Accounts or the Reserve Funds deposited therein or permit any Lien to attach thereto, except for the security interest granted in this Section 9.8, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.
(i) Borrower will maintain the security interest created by this Section 9.8 as a first priority perfected security interest and will defend the right, title and interest of Lender in and to the Reserve Accounts and the Reserve Funds against the claims and demands of all Persons whomsoever.  At any time and from time to time, upon the written request of Lender, and at the sole expense of Borrower, Borrower will promptly and duly execute and deliver such further instruments and documents and will take such further actions as Lender reasonably may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

(j) Lender shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by Lender to be genuine, and it may be assumed conclusively that any Person purporting to give any of the foregoing in connection with the Reserve Account's has been duly authorized to do so.  Lender may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by them hereunder and in good faith in accordance therewith.  Lender shall not be liable to Borrower for any act or omission done or omitted to be done by Lender in reliance upon any instruction, direction or certification received by Lender and without gross negligence or willful misconduct.
(k) Beyond the exercise of reasonable care in the custody thereof, Lender shall not have any duty as to any Reserve Funds in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any person or otherwise with respect thereto.  In no event shall Lender or its Affiliates, agents, employees or bailees, be liable or responsible for any loss or damage to any of the Reserve Funds, or for any diminution in value thereof, by reason of the act or omission of Lender, except to the extent that such loss or damage results from Lender's gross negligence or willful misconduct or intentional nonperformance by Lender of its obligations under this Agreement.

ARTICLE 10
 CASH MANAGEMENT
Section 10.1. Deposit Account and Cash Management Account
(a) Borrower acknowledges and confirms that Borrower has established, and Borrower covenants that it shall maintain, pursuant to the Deposit Account Control Agreement, an Eligible Account with Deposit Bank into which Borrower shall, and shall cause any Manager to, deposit or cause to be deposited, all Rents and other revenue from the Property (such account, all funds at any time on deposit therein and any proceeds, replacements or substitutions of such account or funds therein, are collectively referred to herein as the "Deposit Account").  In the event Deposit Bank ceases to qualify as an Eligible Institution, resigns as Deposit Bank, or defaults under or terminates the Deposit Account Control Agreement, Borrower shall cooperate with Lender in designating a successor Eligible Institution and transferring the Deposit Account to such Eligible Institution, each within thirty (30) days after request by Lender.  During the continuance of an Event of Default, Lender shall have the right, and Borrower hereby grants to Lender a power of attorney (which power of attorney shall be coupled with an interest and irrevocable so long as any portion of the Debt remains outstanding), to designate a successor Eligible Institution to serve as Deposit Bank.  Borrower covenants that it shall promptly notify Lender of the occurrence of any event or condition that will result in the commencement or the cessation of a Cash Sweep Period.
(b) Borrower covenants that it shall, not later than thirty (30) days following receipt of written notice from Lender that a Cash Sweep Period has commenced, promptly establish and during the continuance of the Cash Sweep Period maintain, pursuant to the Cash Management Agreement, an Eligible Account with Cash Management Bank into which funds in the Deposit Account shall be transferred pursuant to the terms of Section 10.2(b) hereof (such account, the sub-accounts thereof, all funds at any time on deposit therein and any proceeds, replacements or substitutions of such account or funds therein, are collectively referred to herein as the "Cash Management Account"). In the event Cash Management Bank ceases to qualify as an Eligible Institution, resigns or defaults under or terminates the Cash Management Agreement, Borrower shall cooperate with Lender in designating a successor Eligible Institution and transferring the Cash Management Account to such Eligible Institution, each within thirty (30) days after request by Lender.  During the continuance of an Event of Default, Lender shall have the right, and Borrower hereby grants to Lender a power of attorney (which power of attorney shall be coupled with an interest and irrevocable so long as any portion of the Debt remains outstanding), to designate a successor Eligible Institution to serve as Cash Management Bank.
(c) The Deposit Account and Cash Management Account shall each be in the name of Borrower for the benefit of Lender, provided that Borrower shall be the owner of all funds on deposit in such accounts for federal and applicable state and local tax purposes.

(d) The Deposit Account and Cash Management Account shall be subject to the exclusive dominion and control of Lender and, except as otherwise expressly provided herein, neither Borrower, any Manager nor any other party claiming on behalf of, or through, Borrower or any Manager, shall have any right of withdrawal therefrom or any other right or power with respect thereto.
Section 10.2. Deposits and Withdrawals
(a) Borrower covenants that:
(i)
Concurrently with the execution of this Agreement, Borrower shall notify and advise each Tenant under each Lease to make all payments of Rents and any other item payable under such Leases directly to the Deposit Account or a post office address maintained by Deposit Bank for processing deposits to the Deposit Account, as applicable, pursuant to an instruction letter in the form of Exhibit B attached hereto (a "Tenant Direction Letter").  During the continuance of an Event of Default, Lender shall have the right, and Borrower hereby grants to Lender a power of attorney (which power of attorney shall be coupled with an interest and irrevocable so long as any portion of the Debt remains outstanding), to sign and deliver a Tenant Direction Letter;

(ii)
Borrower shall, and shall cause any Manager to, instruct all Persons that maintain open accounts with Borrower or any Manager with respect to the Property or with whom Borrower or any Manager does business on an "accounts receivable" basis with respect to the Property to deliver all payments due under such accounts directly to the Deposit Account or a post office address maintained by Deposit Bank for processing deposits to the Deposit Account, as applicable.  Neither Borrower nor any Manager shall direct any such Person to make payments due under such accounts in any other manner;

(iii)
All Rents or other income from the Property shall (A) be deemed additional security for payment of the Debt and shall be held in trust for the benefit, and as the property, of Lender, (B) not be commingled with any other funds or property of Borrower or any Manager, and (C) if received by Borrower or any Manager notwithstanding the delivery of a Tenant Direction Letter, be deposited in the Deposit Account within one (1) Business Day of receipt;

(iv)
Without the prior written consent of Lender, so long as any portion of the Debt remains outstanding, neither Borrower nor any Manager shall terminate, amend, revoke or modify any Tenant Direction Letter in any manner whatsoever or direct or cause any Tenant to pay any amount in any manner other than as provided in the related Tenant Direction Letter; and

(v)
So long as any portion of the Debt remains outstanding, none of Borrower, any Manager or any other Person shall open or maintain any accounts other than the Deposit Account into which revenues from the ownership and operation of the Property are deposited.  The foregoing shall not prohibit Borrower from utilizing one or more separate accounts for the disbursement or retention of funds that have been transferred to Borrower pursuant to the express terms of this Agreement.

(b) Borrower hereby irrevocably authorizes Lender to instruct Deposit Bank to transfer, or cause to be transferred, on each Business Day during a Cash Sweep Period by wire transfer or other method of transfer mutually agreeable to Deposit Bank and Lender of immediately available funds, all collected and available balances in the Deposit Account (subject to any minimum retained or "peg" balance that may be required pursuant to the terms of the Deposit Account Control Agreement) to the Cash Management Account to be held until disbursed pursuant to the terms of the Cash Management Agreement.  Notwithstanding anything to the contrary contained herein, provided no Event of Default or Cash Sweep Period has occurred and is continuing, Lender shall instruct Deposit Bank to transfer, or cause to be transferred, on each Business Day by wire transfer or other method of transfer mutually agreeable to Deposit Bank and Borrower of immediately available funds, all collected and available balances in the Deposit Account (subject to any minimum retained or "peg" balance that may be required pursuant to the terms of the Deposit Account Control Agreement) to the Borrower's operating account.
(c) Notwithstanding anything to the contrary herein, Borrower acknowledges that Borrower is responsible for monitoring the sufficiency of funds deposited in the Cash Management Account and that Borrower is liable for any deficiency in available funds which may be necessary to pay all amounts due from time to time under the Loan Documents, irrespective of whether Borrower has received any account statement, notice or demand from Cash Management Bank.
(d) If an Event of Default shall have occurred and be continuing, Borrower hereby irrevocably authorizes Lender to make any and all withdrawals from the Deposit Account and Cash Management Account and transfers between any of the Reserve Accounts as Lender shall determine in Lender's sole and absolute discretion and Lender may use all funds contained in any such accounts for any purpose, including but not limited to repayment of the Debt in such order, proportion and priority as Lender may determine in its sole and absolute discretion.  Lender's right to withdraw and apply funds as stated herein shall be in addition to all other rights and remedies provided to Lender under this Agreement, the Note, the Mortgage and the other Loan Documents.

Section 10.3. Security Interest
(a) To secure the full and punctual payment of the Debt and performance of all obligations of Borrower now or hereafter existing under this Agreement and the other Loan Documents, Borrower hereby grants to Lender a first-priority perfected security interest in the Deposit Account and the Cash Management Account (when and to the extent opened), all interest, cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held therein, any and all amounts invested in Permitted Investments, and all "proceeds" (as defined in the UCC as in effect in the state in which the Deposit Account and the Cash Management Account are located or maintained) of any or all of the foregoing.  Furthermore, Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any of the foregoing or permit any Lien to attach thereto or any levy to be made thereon or any UCC Financing Statements to be filed with respect thereto.  Borrower will maintain the security interest created by this Section 10.3(a) as a first priority perfected security interest and will defend the right, title and interest of Lender in and to the Deposit Account and the Cash Management Account (when and to the extent opened) against the claims and demands of all Persons whomsoever.  The security interest created hereby shall remain in full force and effect until payment in full of the Debt.  Upon payment in full of the Debt, this security interest shall terminate without further notice from any party and Lender shall execute such instruments and documents as may be reasonably requested by Borrower to evidence such termination.
(b) Borrower authorizes Lender to file any financing statement or statements required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein in connection with the Deposit Account and the Cash Management Account (when and to the extent opened).  Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly and duly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Lender to exercise and enforce its rights and remedies hereunder.

(c) During the continuance of an Event of Default, Lender may exercise any or all of its rights and remedies as a secured party, pledgee and lienholder with respect to the Deposit Account and the Cash Management Account.  Without limitation of the foregoing, upon and during the continuance of any Event of Default, Lender may use the Deposit Account  and the Cash Management Account for any of the following purposes: (A) repayment of the Debt, including, but not limited to, principal prepayments and the prepayment premium applicable to such full or partial prepayment (as applicable); (B) reimbursement of Lender for all Losses suffered or incurred by Lender as a result of such Event of Default; (C) payment of any amount expended in exercising any or all rights and remedies available to Lender at law or in equity or under this Agreement or under any of the other Loan Documents; (D) payment of any item as required or permitted under this Agreement; or (E) any other purpose permitted by Legal Requirements; provided, however, that any such application of funds shall not cure or be deemed to cure any Event of Default.  Without limiting any other provisions hereof, each of the remedial actions described in the immediately preceding sentence shall be deemed to be a commercially reasonable exercise of Lender's rights and remedies as a secured party with respect to the Deposit Account and the Cash Management Account and shall not in any event be deemed to constitute a setoff or a foreclosure of a statutory banker's lien.  Nothing in this Agreement shall obligate Lender to apply all or any portion of the Deposit Account and the Cash Management Account to effect a cure of any Event of Default, or to pay the Debt, or in any specific order of priority.  The exercise of any or all of Lender's rights and remedies under this Agreement or under any of the other Loan Documents shall not in any way prejudice or affect Lender's right to initiate and complete a foreclosure under the Mortgage.
(d) Notwithstanding anything to the contrary contained herein, for purposes of this Article 10, (i) "Business Day" shall mean a day on which Lender and Deposit Bank are both open for the conduct of substantially all of their respective banking business at the office in the city in which the Note is payable, with respect to Lender, and at the office in the city where the Deposit Account is maintained, with respect to Deposit Bank (in both instances, excluding Saturdays and Sundays), and (ii) with regard to issues of perfection and priority of security interests granted hereunder, for purposes of the UCC, the State of New York shall be deemed to be the Deposit Bank's jurisdiction (within the meaning of Sections §9-304(b) and §8-110(a) of the UCC).

ARTICLE 11
 EVENTS OF DEFAULT; REMEDIES
Section 11.1. Event of Default
The occurrence of any one or more of the following events shall constitute an "Event of Default":
(a) if any portion of the Debt is not paid on or prior to the date the same is due or if the entire Debt is not paid on or before the Maturity Date;
(b) except as otherwise expressly provided in the Loan Documents, if any of the Property Taxes or Other Charges are not paid when the same are due and payable, unless there is sufficient money in the Tax and Insurance Reserve Account for payment of amounts then due and payable and Lender's access to such money has not been constrained or restricted in any manner;
(c) if (i) the Policies are not kept in full force and effect, (ii) the Acord 28 (or similar) certificate is not delivered to Lender in accordance with Section 8.1 or (iii) certified copies of the Policies are not delivered to Lender upon request, provided such copies are available;
(d) if (i) Borrower breaches in any material respect any covenant with respect to itself or any SPE Component Entity (if any) contained in Article 6 or (ii) a Prohibited Transfer occurs;
(e) if any representation or warranty of, or with respect to, Borrower, Guarantor, any SPE Component Entity, or any member, general partner, principal or beneficial owner of any of the foregoing, made herein, in any other Loan Document, or in any certificate, report, financial statement or other instrument or document furnished to Lender at the time of the closing of the Loan or during the term of the Loan shall have been false or misleading in any material respect when made;
(f) if any of the assumptions contained in the Non-Consolidation Opinion or in any New Non-Consolidation Opinion, is or shall become untrue in any material respect;
(g) if (i) Borrower, Guarantor, or any SPE Component Entity (if any) shall commence any case, proceeding or other action (A) under any Creditors Rights Laws, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower, Guarantor, or any SPE Component Entity (if any) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower, Guarantor, or any SPE Component Entity (if any) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60)

days; or (iii) there shall be commenced against Borrower, Guarantor, or any SPE Component Entity (if any) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Borrower, Guarantor, or any SPE Component Entity (if any) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower, Guarantor, or any SPE Component Entity (if any) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;
(h) if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property, whether it be superior or junior in lien to the Mortgage;
(i) if the Property becomes subject to any mechanic's, materialman's or other Lien other than a Lien for any Property Taxes or Other Charges not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;
(j) if any federal tax lien is filed against Borrower, any member or general partner of Borrower, Guarantor, or any SPE Component Entity (if any) or the Property and same is not discharged of record (by payment, bonding or otherwise) within thirty (30) days after same is filed;
(k) if a judgment is filed against the Borrower in excess of $50,000 which is not vacated, dismissed, discharged or bonded over within thirty (30) days;
(l) if any default occurs under any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any;
(m) if Borrower shall permit any event within its control to occur that would cause any REA to terminate without notice or action by any party thereto or would entitle any party to terminate any REA and the term thereof by giving notice to Borrower; or any REA shall be surrendered, terminated or canceled for any reason or under any circumstance whatsoever except as provided for in such REA; or any term of any REA shall be modified or supplemented without Lender's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed; or Borrower shall fail, within ten (10) Business Days after demand by Lender, to exercise its option to renew or extend the term of any REA or shall fail or neglect to pursue diligently all actions necessary to exercise such renewal rights pursuant to such REA except as provided for in such REA;

(n) if Borrower breaches in any material respect any covenant contained in Section 10.2 hereof and such breach continues for two (2) Business Days after written notice from Lender;
(o) if (i) Borrower breaches any covenant set forth in Section 5.24 hereof, or (ii) any representation or warranty made by Borrower in Section 4.41 hereof shall have been false or misleading in any material respect when made; or
(p) if Borrower shall continue to be in default under any other term, covenant or condition of this Agreement or any of the Loan Documents not covered in the foregoing clauses of this Section 11.1, for more than ten (10) days after notice from Lender in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Lender in the case of any other default, provided that if such default (other than any default which can be cured by the payment of a sum of money) cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) days.
Section 11.2. Remedies
(a) Upon the occurrence of an Event of Default (other than an Event of Default described in Section 11.1(g) above with respect to Borrower and SPE Component Entity only) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity.  Upon any Event of Default described in Section 11.1(g) above (with respect to Borrower and SPE Component Entity only), the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.
(b) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property.  Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender has determined in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

ARTICLE 12
 [INTENTIONALLY OMITTED]
ARTICLE 13
 SECONDARY MARKET
Section 13.1. Transfer of Loan
Lender may, at any time, sell, transfer or assign the Loan or any portion thereof or interest therein, or grant participations therein ("Participations") or issue mortgage pass-through certificates or other securities ("Securities") evidencing a beneficial interest in a rated or unrated public offering or private placement (each of the foregoing, a "Securitization").
Section 13.2. Delegation of Servicing
At the option of Lender, the Loan may be serviced by one or more servicers selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such servicer or servicers pursuant to a servicing agreement between Lender and such servicer.
Section 13.3. Dissemination of Information
Lender may forward to each actual or prospective purchaser, transferee, assignee, or servicer of, and each participant, or investor in, the Loan, or any interest therein, or any Securities or any of their respective successors (collectively, the "Investor") or any Rating Agency evaluating the Loan (and any other credit rating agency that has elected to be treated as a nationally recognized statistical rating organization for purposes of Section 15E of the Exchange Act without regard to whether or not such credit rating agency has been engaged by the Lender or other Person in anticipation of a Securitization) or any Securities and any organization maintaining databases on the underwriting and performance of commercial mortgage loans as well as to the Securities and Exchange Commission and any other Person as required by Legal Requirements, all documents and information which Lender now has or may hereafter acquire relating to the Loan and to Borrower, any managing member or general partner thereof, Guarantor, any SPE Component Entity (if any) and the Property, including financial statements, whether furnished by Borrower or otherwise, as Lender determines necessary or desirable.  Borrower irrevocably waives any and all rights it may have under applicable Legal Requirements to prohibit such disclosure, including but not limited to any right of privacy.
Section 13.4. Cooperation
Borrower agrees to cooperate with Lender in connection with any sale or transfer of the Loan or any interest therein or any Securities created pursuant to this Article 13, including, without limitation, (a) the delivery of an estoppel certificate required in accordance with Section 5.12(a) and such other documents as may be reasonably requested by Lender, (b) the execution of such amendments to the Loan Documents as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect a Securitization or to satisfy Rating Agency requirements including, without limitation, bifurcation of the Loan into two or more separate notes; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth herein or in the Note, except in connection with a bifurcation of the Loan which may result in varying fixed interest rates and amortization schedules, but which shall have the same initial weighted average interest rate as the original Note and, other than following a default or in connection with any partial prepayment of principal, whether voluntary or involuntary, their weighted average during the term of the Loan, (ii) modify or amend any other material economic term of the Loan, or (iii) increase Borrower's obligations and liabilities or decrease Borrower's rights under the Loan Documents other than to a de minimis extent, and (c) make changes to the organizational documents of Borrower and its principals and/or use its best efforts to cause changes to the legal opinions delivered by Borrower in connection with the Loan, provided, that such changes shall not result in a material adverse economic effect to Borrower.  Borrower shall also furnish and Borrower consents to Lender furnishing to such Investors or such prospective Investors or such Rating Agency any and all information concerning the Property, the Leases, the financial condition of Borrower or Guarantor as may be requested by Lender, any Investor, any prospective Investor or any Rating Agency in connection with any sale or transfer of the Loan or any Participations or Securities.
Section 13.5. New Mezzanine Loan
Lender, without in any way limiting Lender's other rights hereunder, shall have the right, in its sole and absolute discretion, at any time to require Borrower to restructure a portion of the Loan and create a mezzanine loan (the "New Mezzanine Loan") to the then newly-formed owners of the direct equity interests in Borrower which shall be secured by a pledge of such direct equity interests, and for which different interest rates and debt service payments may be established for the Loan and the New Mezzanine Loan in such order of priority as may be designated by Lender; provided, that (i) the total amounts of the Loan and the New Mezzanine Loan shall equal the amount of the Loan immediately prior to the restructuring, (ii) the weighted average interest rate of the Loan and the New Mezzanine Loan, shall on the date created equal the interest rate which was applicable to the Loan immediately prior to the restructuring and (iii) the debt service payments on the Loan and the New Mezzanine Loan shall on the date created equal the debt service payment which was due under the Loan immediately prior to the restructuring; and provided further that any such restructuring carried out after the closing of the Loan shall be at no material cost to Borrower.  Borrower shall cooperate with all reasonable requests of Lender in order to restructure the Loan and create the New Mezzanine Loan and shall (A) execute and deliver such documents including, without limitation, in the case of the New Mezzanine Loan, a mezzanine note, a mezzanine loan agreement, a pledge and security agreement and a mezzanine deposit account agreement, (B) cause Borrower's counsel to deliver such legal opinions and (C) create such bankruptcy remote borrower under the New Mezzanine Loan as, in the case of each of (A), (B) and (C) above, shall be reasonably required by Lender and required by any Rating Agency in connection therewith, all in form and substance reasonably satisfactory to Lender and satisfactory to any such Rating Agency, including the severance of this Agreement, the Mortgage and other Loan Documents if requested.  In the event Borrower fails to execute and deliver such documents to Lender within ten (10) Business Days following such request by Lender, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrower ratifying all that such attorney shall do by virtue thereof.  It shall be an Event of Default if Borrower fails to comply with any of the terms, covenants or conditions of this Section 13.5 after the expiration of ten (10) Business Days after notice thereof.

ARTICLE 14
 INDEMNIFICATIONS
Section 14.1. General Indemnification
Borrower shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any Legal Requirements; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (f) the holding or investing of the Reserve Accounts or the Cash Management Account or the performance of the Required Work or Additional Required Repairs; or (g) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan (collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender.  To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable Legal Requirements to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Parties.
Section 14.2. Mortgage and Intangible Tax Indemnification
Borrower shall pay and, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to, any tax on or with respect to the making and/or recording of the Mortgage, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.
Section 14.3. ERISA Indemnification
Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender's sole discretion) that the Indemnified Parties may incur, directly or indirectly, as a result of a default under Section 4.9 or Section 5.18 of this Agreement.
Section 14.4. Survival
The obligations and liabilities of Borrower under this Article 14 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage.

ARTICLE 15
 EXCULPATION
Section 15.1. Exculpation
(a) Except as otherwise provided in this Section 15.1, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained herein or in the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against (1) Borrower (except as set forth in this Section 15.1 and the Environmental Indemnity), (2) Guarantor (except as set forth in the Guaranty and the Environmental Indemnity), (3) any Affiliate of Borrower or Guarantor, (4) any Person owning, directly or indirectly, any legal or beneficial interest in Borrower, Guarantor or any Affiliate of Borrower or Guarantor or (5) any direct or indirect limited partner, member, principal, officer, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of any Persons described in clauses (1) through (5) above (collectively, subject to the exceptions in clauses (1) and (2) above, the "Exculpated Parties"), except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement, the Note, the Mortgage and the other Loan Documents, and the interest in the Property, the Rents and any other collateral given to Lender created by this Agreement, the Note, the Mortgage and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower, only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender.  Lender, by accepting this Agreement, the Note, the Mortgage and the other Loan Documents, agrees that it shall not, except as otherwise provided in this Section 15.1, sue for, seek or demand any deficiency judgment against any Exculpated Party in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the Mortgage or the other Loan Documents.  The provisions of this Section 15.1 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the Mortgage or the other Loan Documents; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under this Agreement and the Mortgage; (iii) affect the validity or enforceability of any indemnity (including, without limitation, those contained in Article 14 of this Agreement and the Environmental Indemnity), guaranty, master lease or similar instrument made in connection with this Agreement, the Note, the Mortgage and the other Loan Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the assignment of leases provisions contained in the Mortgage; or (vi) impair the right of Lender to obtain a judgment on the Note against Borrower if and to the extent necessary for the sole purpose of permitting Lender to obtain any Insurance Proceeds or Awards to which Lender would otherwise be entitled under this Agreement; provided, however, Lender shall only enforce such judgment to the extent of the Insurance Proceeds and/or Awards.

(b) Notwithstanding the provisions of this Section 15.1 to the contrary, Borrower shall be personally liable to Lender for Losses to the extent actually incurred by Lender and due to:
(i)
fraud or material intentional misrepresentation by an Exculpated Party in connection with the execution and the delivery of this Agreement, the Note, the Mortgage, any of the other Loan Documents, or any certificate, report, financial statement or other instrument or document furnished to Lender at the time of the closing of the Loan or during the term of the Loan;

(ii)	the gross negligence or willful misconduct of an Exculpated Party;
(iii)	any Exculpated Party's misapplication or misappropriation of Rents received by Borrower during the continuance of an Event of Default;
(iv)
any Exculpated Party's misapplication or misappropriation of tenant security deposits (including the failure to deliver to Lender tenant security deposits upon foreclosure or deed in lieu thereof, except to the extent applied in accordance with the applicable Leases prior to the occurrence of an Event of Default) or Rents collected in advance;

(v)	the misapplication or the misappropriation of Insurance Proceeds or Awards by any Exculpated Party;
(vi)
Borrower's failure to pay Property Taxes, Insurance Premiums, Other Charges or charges for labor or materials or other charges that can create liens on the Property beyond any applicable notice and cure periods specified herein (provided that there shall be no liability hereunder to the extent that (A) sums sufficient to pay such amounts have been deposited in escrow with Lender pursuant to the terms hereof and Borrower has not made a claim against such escrowed amounts or otherwise taken action to restrict Lender from applying such sums for the purpose of paying such items or (B) there is insufficient cash flow from the operation of the Property to pay such items);

(vii)
Borrower's failure to return or to reimburse Lender for all Personal Property taken from the Property by or on behalf of Borrower and not replaced with Personal Property of the same utility and of the same or greater value;

(viii)
material physical waste to the Property caused by the intentional acts or omissions of any Exculpated Party when there is sufficient cash flow from the operation of the Property to avoid such waste from occurring;

(ix)
Borrower's failure during the continuance of any Event of Default to (A) deliver to Lender upon demand all Rents received by Borrower or any Manager and books and records relating to the Property or (B) comply with all written notices and instructions of Lender delivered pursuant to the terms of the any assignment and subordination of management agreement and consent of manager or similar agreement;

(x)
Borrower's assertion or raising of any defense to a proceeding instituted by Lender (whether judicial or otherwise) for the foreclosure of the Mortgage following an Event of Default caused by Borrower's failure to timely pay the Monthly Payment Amount or the Debt due on the Maturity Date, which defense is determined by a court of competent jurisdiction to be without merit or brought in bad faith;

(xi)	Breach by Borrower of any representation, warranty or covenant set forth in Section 4.41, Section 5.24, Section 10.1(a) or Section 10.2(a) hereof;
(xii)	the breach of any representation, warranty or covenant of Borrower with respect to itself or any SPE Component Entity set forth in Article 6 hereof; or
(xiii)
The existence or exercise of the rights of others to that portion of the Property used as the tube of the Detroit-Windsor Tunnel, expressly including those rights to maintain the tube of the Detroit-Windsor Tunnel as set forth in that certain Warranty Deed dated October 28, 1977 and recorded in Liber 19923 at Page 406 of the Wayne County, Michigan Registry of Deeds.

(c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Debt shall be fully recourse to Borrower (1) in the event (i) of a breach by Borrower or any SPE Component Entity of any of the covenants set forth in Article 6 hereof that is cited as a factor in a court's decision that results in a substantive consolidation (other than a substantive consolidation petitioned for or joined in by Lender) of the Borrower with any other Person in a proceeding under any Creditors' Rights Laws, (ii) Borrower incurs any Indebtedness other than the Debt and Permitted Debt without the prior written consent of Lender or except as expressly permitted in this Agreement, (iii) of the occurrence of a Prohibited Transfer, (iv) the Property or any part thereof shall become an asset in a bankruptcy or insolvency proceeding voluntarily filed by Borrower, (v) Borrower, Guarantor or any Affiliate, officer, director, or representative which Controls, directly or indirectly, Borrower or Guarantor files, or joins in the filing of, an involuntary petition against Borrower under any Creditors Rights Laws, or solicits or causes to be solicited petitioning creditors for the filing of any involuntary petition against Borrower from any Person under any Creditors Rights Laws; (vi) Borrower files an answer consenting to or joining in any involuntary petition filed against it, by any other Person under any Creditors Rights Laws, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person (other than as may be initiated by Lender); or (vii) any Affiliate, officer, director, or representative which Controls Borrower consents to in writing or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property (other than as may be initiated by Lender) or (2) during any period commencing upon the occurrence of a SP Plus Trigger Event and ending upon the occurrence of a SP Plus Trigger Event Cure.

(d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Mortgage or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Agreement, the Note, the Mortgage or the other Loan Documents.

ARTICLE 16
 NOTICES
Section 16.1. Notices
All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) expedited prepaid overnight delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or by (c) telecopier (with answer back acknowledged provided an additional notice is given pursuant to subsection (b) above), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):
If to Lender:
Bank of America, N.A.
c/o Capital Markets Servicing Group
900 West Trade Street, Suite 650
Mail Code:  NC1-026-06-01
Charlotte, North Carolina 28255
Attention:  Servicing Manager
Telephone No:  (866) 531-0957
 Facsimile No.:  (704) 317-4501

With a copy to:	Frost Brown Todd LLC
400 West Market Street, Suite 3200
Louisville, Kentucky 40202
Attention:  Barry A. Hines, Esq.
Telephone No.:  (502) 589-5400
Facsimile No.:  (502) 581-1087
If to Borrower:	MVP Detroit Center Garage, LLC 8880 West Sunset Road, Suite 240 Las Vegas, Nevada 89148 Attention: Michael Thomas Telephone No.: (702) 534-5577 Facsimile No.: (702) 534-5578
With a copy to:	Craig D. Burr, Esq. 8880 West Sunset Road Suite 210 Las Vegas, Nevada 89148 Facsimile No.: (702) 657-8649

A notice shall be deemed to have been given:  in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

ARTICLE 17
 FURTHER ASSURANCES
Section 17.1. Replacement Documents
Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record:  (i) with respect to any Loan Document other than the Note, Borrower will issue, in lieu thereof, a replacement of such other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Loan Document in the same principal amount thereof and otherwise of like tenor and (ii) with respect to the Note, (a) Borrower will execute a reaffirmation of the Debt as evidenced by such Note acknowledging that Lender has informed Borrower that the Note was lost, stolen destroyed or mutilated and that such Debt continues to be an obligation and liability of the Borrower as set forth in the Note, a copy of which shall be attached to such reaffirmation and (b) if requested by Lender, Borrower will execute a replacement note and Lender or Lender's custodian (at Lender's option) shall provide to Borrower Lender's (or Lender's custodian's) then standard form of lost note affidavit (without indemnification), which such form shall be reasonably acceptable to Borrower.
Section 17.2. Recording of Mortgage, etc.
Upon the execution and delivery of the Mortgage and thereafter, Borrower shall from time to time cause the Mortgage and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property.  Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Mortgage, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Mortgage or the Loan, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

Section 17.3. Further Acts, etc.
Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, security agreements, control agreements, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording the Mortgage, or for complying with all Legal Requirements.  Borrower, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements and financing statement amendments to evidence more effectively, perfect and maintain the priority of the security interest of Lender in the Property.  During the continuance of an Event of Default, Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation, such rights and remedies available to Lender pursuant to this Section 17.3.
Section 17.4. Changes in Tax, Debt, Credit and Documentary Stamp Laws
(a) If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any.  If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable.
(b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Property Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of the Mortgage or the Debt.  If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.
If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Mortgage, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

Section 17.5. Expenses
Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender (including, following a Securitization, any securitization trust, servicer, trust advisor, trustee or certificate administrator) upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable, actual attorneys' fees and disbursements and the allocated costs of internal legal services and all actual disbursements of internal counsel) reasonably incurred by Lender in accordance with this Agreement (all of which shall be deemed part of the Debt) in connection with (a) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (b) Lender's customary surveillance and actions to monitor Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (c) following a request by Borrower, Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (d) any prepayment, release of the Property, assumption or modification of the Loan; (e) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower or Lender; (f) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (g) without duplication of costs and expenses incurred pursuant to clause (a) above, the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (h) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; (i) any breach of the Loan Documents by Borrower, Guarantor or any Affiliate of any of the foregoing; (j) the preservation or protection of the collateral (including, without limitation, taxes and insurance, property inspections and appraisals, legal fees and litigation expenses) following or resulting from an Event of Default under the Loan Documents; and (k) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

In the event that Borrower takes any action or requests any consent or approval of Lender (including, following a Securitization, any securitization trust, servicer, trust advisor, trustee or certificate administrator) under the provisions of this Agreement or any other Loan Document and the taking of such action by Borrower or the giving of such consent or approval by Lender is or may be conditioned upon the receipt of a Rating Agency Confirmation, or, in accordance with the terms of the transaction documents relating to a Securitization, a Rating Agency Confirmation is required in order for such action to be taken by Borrower or the consent of Lender to be given, or, following or resulting from a default by Borrower or the Loan becoming a specially serviced loan, a Rating Agency Confirmation is otherwise required in connection with the servicing of the Loan or the administration of a securitization trust, Borrower shall provide any indemnities required and pay all of the costs and expenses of Lender, Lender's servicer and each Rating Agency in connection therewith (including reasonable attorneys' fees and expenses), and, if applicable, shall pay any fees imposed by any Rating Agency as a condition to the delivery of such confirmation.
Section 17.6. Cost of Enforcement
In the event (a) that the Mortgage is foreclosed in whole or in part, (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, or (c) Lender exercises any of its other remedies under this Agreement or any of the other Loan Documents, Borrower shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes, all of which shall be deemed part of the Debt.  In addition, Borrower shall be responsible for any fees and expenses of Lender or any servicer, trustee and any third-party fees and expenses, including, without limitation, special servicing fees, work-out fees, liquidation fees, and reasonable attorneys' fees and disbursements in connection with a modification or restructuring of the Loan, special servicing or work-out of the Loan or enforcement of the Loan Documents.

ARTICLE 18
 WAIVERS
Section 18.1. Remedies Cumulative; Waivers
The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise.  Lender's rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion.  No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient.  A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.
Section 18.2. Modification, Waiver in Writing
No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.  Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.
Section 18.3. Delay Not a Waiver
Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.  In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 18.4. Trial by Jury
BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  EACH OF LENDER AND BORROWER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER.
Section 18.5. Waiver of Notice
Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.  Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.
Section 18.6. Remedies of Borrower
In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment.  The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.  Lender agrees that, in such event, it shall cooperate in expediting any action seeking injunctive relief or declaratory judgment.

Section 18.7. Waiver of Marshalling of Assets
To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.
Section 18.8. Waiver of Statute of Limitations
Borrower hereby expressly waives and releases, to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.
Section 18.9. Waiver of Counterclaim
Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

ARTICLE 19
 GOVERNING LAW
Section 19.1. Governing Law
This Agreement shall be governed, construed, applied and enforced in accordance with the laws of the State and applicable laws of the United States of America.
Section 19.2. Severability
Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement shall be prohibited by or invalid under applicable Legal Requirements, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 19.3. Preferences
To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Creditors Rights Laws, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

ARTICLE 20
 MISCELLANEOUS
Section 20.1. Survival
This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party.  All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.
Section 20.2. Lender's Discretion
Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.
Section 20.3. Headings
The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
Section 20.4. Schedules Incorporated
The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
Section 20.5. Offsets, Counterclaims and Defenses
Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 20.6. No Joint Venture or Partnership; No Third Party Beneficiaries
(a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender.  Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.
(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein.  All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.
(c) The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property.  Borrower is not relying on Lender's expertise, business acumen or advice in connection with the Property.
(d) Notwithstanding anything to the contrary contained herein, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.
(e) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Agreement, the Mortgage, the Note or the other Loan Documents, including, without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

(f) Borrower recognizes and acknowledges that in accepting this Agreement, the Note, the Mortgage and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the representations and warranties set forth in Article 4 of this Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Agreement, the Note, the Mortgage and the other Loan Documents in the absence of the warranties and representations as set forth in Article 4 of this Agreement.
Section 20.7. Publicity
All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan, Lender, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any of their Affiliates shall be subject to the prior written approval of Lender, not to be unreasonably withheld.  Lender shall be permitted to make any news releases, publicity or advertising by Lender or its Affiliates through any media intended to reach the general public which refers to the Loan, the Property, Borrower and their respective Affiliates without the approval of Borrower or any such Persons.  Borrower also agrees that Lender may share any information pertaining to the Loan with Bank of America Corporation, including its bank subsidiaries, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any other Affiliates of the foregoing, in connection with the sale or transfer of the Loan or any Participations and/or Securities created.  Lender acknowledges that Guarantor is a publicly-reported REIT and is required by Law to file, among other things, a Form 8K with the Securities and Exchange Commission with respect to the closing of the Loan and that, in connection therewith, the public will have a right to review the Loan Documents.
Section 20.8. Conflict; Construction of Documents; Reliance
In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control.  The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.  Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender.  Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies.  Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 20.9. Duplicate Originals; Counterparts
This Agreement and each of the other Loan Documents may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original.  This Agreement and each of the other Loan Documents (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed agreement even though all signatures do not appear on the same document.
Section 20.10. Joint and Several Liability.
If the Borrower consists of more than one Person or entity, the obligations and liabilities of each such Person hereunder are joint and several.
Section 20.11. Entire Agreement
This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.
[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.
BORROWER:

MVP DETROIT CENTER GARAGE, LLC, a Delaware limited liability company
By:	MVP REALTY ADVISORS, LLC, a Nevada limited liability company, its Manager

By: _______________________________
Name: Michael V. Shustek
 Title:   Manager

LENDER:
BANK OF AMERICA, N.A., a national banking association
By: ______________________________________
Name: ____________________________________
 Title: _____________________________________

EXHIBIT A

Borrower Equity Ownership Structure

EXHIBIT B

Form of Tenant Direction Letter

[BORROWER LETTERHEAD]

 ____________ ___, 20__
[TENANTS UNDER LEASES]
Re:	Lease dated ________ between _______________, as Landlord, and _______________, as Tenant, concerning premises known as ________________
Gentlemen:
This letter shall constitute notice to you that the undersigned has granted a security interest in the captioned lease and all rents, additional rent and all other monetary obligations to landlord thereunder (collectively, "Rent") in favor of BANK OF AMERICA, N.A., a national banking association, as lender ("Lender"), to secure certain of the undersigned's obligations to Lender.  The undersigned hereby irrevocably instructs and authorizes you to disregard any and all previous notices sent to you in connection with Rent and hereafter to deliver all Rent to the following address:
___________________________
___________________________
___________________________
The instructions set forth herein are irrevocable and are not subject to modification in any manner, except that Lender, or any successor lender so identified by Lender, may by written notice to you rescind the instructions contained herein.
Sincerely,
 [BORROWER]
ACKNOWLEDGMENT AND AGREEMENT
The undersigned acknowledges notice of the security interest of Lender and hereby confirms that the undersigned has received no notice of any other pledge or assignment of the Rent and will honor the above instructions.
[Tenant]
By:	Name: Its:
Dated as of: __________ ___, 20__

SCHEDULE 4.25

Lease Exceptions

NONE

SCHEDULE 9.1

Required Repairs

DESCRIPTION	REQUIRED REPAIR DEPOSIT	DEADLINE FOR COMPLETION
Top of slab delamination (P/C)	$144,000.00	Within six (6) months of the Closing Date.
Tee flange delamination (P/C) (at ceiling)	$66,000.00	Within six (6) months of the Closing Date.
Tee stem delamination (at ceiling)	$4,200.00	Within six (6) months of the Closing Date.
Wall delamination	$38,750.00	Within six (6) months of the Closing Date.
Column delamination	$7,000.00	Within six (6) months of the Closing Date.
Grout pocket repair – wall connection	$3,200.00	Within six (6) months of the Closing Date.
Beam delamination (at ceiling)	$3,000.00	Within six (6) months of the Closing Date.
Tee-to-tee connector repairs	$11,550.00	Within six (6) months of the Closing Date.
Curb repair	$2,500.00	Within six (6) months of the Closing Date.
Drain drop panel repair	$4,000.00	Within six (6) months of the Closing Date.
Crossover repairs at level	$6,000.00	Within six (6) months of the Closing Date.
Joint sealants – remove and replace	$3,600.00	Within six (6) months of the Closing Date.
Rout and seal cracks	$3,600.00	Within six (6) months of the Closing Date.
Expansion joint – SS – nosing repair	$900.00	Within six (6) months of the Closing Date.
Expansion joint – RS – gland repair	$400.00	Within six (6) months of the Closing Date.
Expansion joint – RS – nosing repair	$2,400.00	Within six (6) months of the Closing Date.
Expansion joint – RS – system replacement	$2,750.00	Within six (6) months of the Closing Date.
Deck coating repair	$9,750.00	Within six (6) months of the Closing Date.
Repair shear transfer angles (at expansion joint)	$6,000.00	Within six (6) months of the Closing Date.
Repair storm drain system	$4,000.00	Within six (6) months of the Closing Date.
Repair corroded conduit	$5,000.00	Within six (6) months of the Closing Date.
Replace bollards	$2,000.00	Within six (6) months of the Closing Date.
Paint walls/columns	$84,100.00	Within six (6) months of the Closing Date.
Touchup stain at ceiling	$15,000.00	Within six (6) months of the Closing Date.
Contractor mobilization	$47,300.00	Within six (6) months of the Closing Date.

SUBTOTAL	$477,000.00
AMOUNT TO RESERVE AT 125%	$596,250.00